Exhibit 4.1

                                                               EXECUTION COPY






                                  $600,000,000

                                CREDIT AGREEMENT

                                   Dated as of

                                  May 31, 2002

                                      among

                                CENTURYTEL, INC.,

                            THE LENDERS NAMED HEREIN,

                                       and

                         SunTrust Capital Markets, Inc.,

                            as Administrative Agent,

              BANK ONE, NA and WACHOVIA BANK, NATIONAL ASSOCIATION,

                           as Co-Documentation Agents

                                       and

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,

                    as Sole Lead Arranger and Sole Bookrunner

                                TABLE OF CONTENTS




SECTION 1 DEFINITIONS.........................................................1
----------------------
        1.1 Certain Defined Terms.............................................1
        -------------------------
        1.2 Number and Gender of Words.......................................15
        ------------------------------
        1.3 Accounting Principles............................................15
        -------------------------

SECTION 2 FACILITIES.........................................................15
---------------------
        2.1 Commitments......................................................16
        ---------------
        2.2 Borrowing Procedure..............................................16
        -----------------------
        2.3 Conversions......................................................16
        ---------------
        2.4 Fees.............................................................17
        ---------
        2.5 Optional Termination and Reduction of Commitments................18
        ------------------------------------------------------
        2.6 Loans............................................................18
        ----------
        2.7 Notes............................................................19
        ----------
        2.8 Interest on Loans................................................19
        ----------------------
        2.9 Interest on Overdue Amounts......................................20
        -------------------------------
        2.10 Alternate Rate of Interest for Eurodollar Loans.................20
        ----------------------------------------------------
        2.11 Prepayment of Loans.............................................21
        -------------------------
        2.12 Reserve Requirements; Change in Circumstances...................22
        ---------------------------------------------------
        2.13 Change in Legality..............................................24
        ------------------------
        2.14 INDEMNITY.......................................................24
        --------------
        2.15 Pro Rata Treatment..............................................26
        -----------------------
        2.16 Sharing of Setoffs..............................................26
        -----------------------
        2.17 Payments........................................................27
        --------------
        2.18 Calculation of Eurodollar Rate..................................28
        -----------------------------------
        2.19 Booking Loans...................................................28
        ------------------
        2.20 Quotation of Rates..............................................28
        -----------------------

SECTION 3 REPRESENTATIONS AND WARRANTIES.....................................29
----------------------------------------
        3.1 Purpose of Credit Facility.......................................29
        ------------------------------
        3.2 Corporate Existence, Good Standing, and Authority................29
        -----------------------------------------------------
        3.3 Significant Subsidiaries.........................................29
        ----------------------------
        3.4 Financial Statements.............................................30
        ------------------------
        3.5 Compliance with Laws, Charter, and Agreements....................30
        -------------------------------------------------
        3.6 Litigation.......................................................31
        --------------
        3.7 Taxes............................................................31
        ---------
        3.8 Environmental Matters............................................31
        -------------------------
        3.9 Employee Benefit Plans...........................................32
        ---------------------------
        3.10 Properties; Liens...............................................32
        ----------------------
        3.11 Holding Company and Investment Company Status...................32
        --------------------------------------------------
        3.12 Transactions with Affiliates....................................32
        ---------------------------------
        3.13 Leases..........................................................33
        -----------
        3.14 Labor Matters...................................................33
        ------------------
        3.15 Insurance.......................................................33
        --------------
        3.16 Solvency........................................................33
        -------------
        3.17 Business........................................................33
        -------------
        3.18 General.........................................................33
        ------------

SECTION 4 CONDITIONS PRECEDENT...............................................34
-------------------------------
        4.1 Initial Loan.....................................................34
        ----------------
        4.2 Each Loan........................................................36
        -------------
        4.3 Materiality of Conditions........................................36
        -----------------------------
        4.4 Waiver of Conditions.............................................36
        ------------------------

SECTION 5 COVENANTS..........................................................36
-------------------
        5.1 Use of Proceeds..................................................37
        -------------------
        5.2 Books and Records................................................37
        ---------------------
        5.3 Items to be Furnished............................................37
        -------------------------
        5.4 Inspection.......................................................38
        --------------
        5.5 Taxes............................................................38
        ---------
        5.6 Payment of Obligations...........................................39
        --------------------------
        5.7 Expenses.........................................................39
        ------------
        5.8 Maintenance of Existence, Assets, Business, and Insurance........39
        -------------------------------------------------------------
        5.9 Preservation and Protection of Rights............................39
        -----------------------------------------
        5.10 Employee Benefit Plans..........................................40
        ---------------------------
        5.11 Liens...........................................................40
        ----------
        5.12 Restricted Payments.............................................40
        ------------------------
        5.13 Mergers and Consolidations......................................40
        -------------------------------
        5.14 Loans, Advances, and Investments................................40
        -------------------------------------
        5.15 Transactions with Affiliates....................................41
        ---------------------------------
        5.16 Sale of Assets..................................................42
        -------------------
        5.17 Compliance with Laws and Documents..............................42
        ---------------------------------------
        5.18 New Businesses..................................................42
        -------------------
        5.19 Assignment......................................................43
        ---------------
        5.20 Fiscal Year and Accounting Methods..............................43
        ---------------------------------------
        5.21 Holding Company and Investment Company Status...................43
        --------------------------------------------------
        5.22 Environmental Laws..............................................43
        -----------------------
        5.23 Environmental Indemnification...................................43
        ----------------------------------
        5.24 Financial Covenants.............................................44
        -------------------------
        5.25 Special Covenants...............................................45
        ----------------------
        5.26 Filing of Agreement.............................................46
        ------------------------
        5.27 Further Assurances..............................................46
        -----------------------

SECTION 6 DEFAULT............................................................46
-----------------
        6.1 Payment of Obligation............................................47
        -------------------------
        6.2 Covenants........................................................47
        --------------
        6.3 Debtor Relief....................................................47
        -----------------
        6.4 Attachment.......................................................47
        --------------
        6.5 Payment of Judgments.............................................48
        ------------------------
        6.6 Default Under Other Agreements...................................48
        ----------------------------------
        6.7 Antitrust Proceedings............................................48
        -------------------------
        6.8 Misrepresentation................................................48
        ---------------------
        6.9 Change in Control................................................48
        ---------------------
        6.10 ERISA...........................................................49
        ----------
        6.11 Validity and Enforceability of Loan Documents...................49
        --------------------------------------------------

SECTION 7 RIGHTS AND REMEDIES................................................50
------------------------------
        7.1 Remedies Upon Event of Default...................................50
        -----------------------------------
        7.2 Waivers..........................................................50
        -----------
        7.3 Performance by Arranger..........................................50
        ---------------------------
        7.4 Delegation of Duties and Rights..................................51
        -----------------------------------
        7.5 Lenders Not in Control...........................................51
        --------------------------
        7.6 Waivers by Lenders...............................................51
        ----------------------
        7.7 Cumulative Rights................................................51
        ---------------------
        7.8 Application of Proceeds..........................................52
        ---------------------------
        7.9 Certain Proceedings..............................................52
        -----------------------
        7.10 Setoff..........................................................52
        -----------

SECTION 8 AGREEMENT AMONG LENDERS............................................52
----------------------------------
        8.1 Agents...........................................................52
        -----------
        8.2 Expenses.........................................................54
        ------------
        8.3 Proportionate Absorption of Losses...............................55
        --------------------------------------
        8.4 Delegation of Duties; Reliance...................................55
        ----------------------------------
        8.5 Limitation of Liability..........................................55
        ----------------------------
        8.6 Default..........................................................57
        -----------
        8.7 Limitation of Liability of Lenders...............................57
        --------------------------------------
        8.8 Relationship of Lenders..........................................57
        ---------------------------
        8.9 Foreign Lenders..................................................57
        -------------------
        8.10 Benefits of Agreement...........................................58
        --------------------------

SECTION 9 MISCELLANEOUS......................................................58
------------------------
        9.1 Changes in GAAP..................................................58
        -------------------
        9.2 Money and Interest...............................................58
        ----------------------
        9.3 Number and Gender of Words.......................................59
        ------------------------------
        9.4 Headings.........................................................59
        ------------
        9.5 Exhibits.........................................................59
        ------------
        9.6 Communications...................................................59
        ------------------
        9.7 Form and Number of Documents.....................................59
        --------------------------------
        9.8 Exceptions to Covenants..........................................59
        ---------------------------
        9.9 Survival.........................................................60
        ------------
        9.10 Governing Law...................................................60
        ------------------
        9.11 VENUE; SERVICE OF PROCESS; JURY TRIAL...........................60
        ------------------------------------------
        9.12 Maximum Interest Rate...........................................61
        --------------------------
        9.13 Invalid Provisions..............................................61
        -----------------------
        9.14 Entire Agreement................................................61
        ---------------------
        9.15 Amendments, Etc.................................................62
        --------------------
        9.16 Waivers.........................................................62
        ------------
        9.17 Taxes...........................................................62
        ----------
        9.18 Governmental Regulation.........................................62
        ----------------------------
        9.19 Multiple Counterparts...........................................63
        --------------------------
        9.20 Successors and Assigns; Participations; Assignments.............63
        --------------------------------------------------------
        9.21 Confidentiality.................................................65
        --------------------
        9.22 Conflicts and Ambiguities.......................................65
        ------------------------------
        9.23 General Indemnification.........................................65
        ----------------------------
        9.24 Investment Representation.......................................66
        ------------------------------


                                    SCHEDULES

Parties, Addresses, Commitments, Wiring Information              Schedule 1
Permitted Liens                                                  Schedule 2
Capital Structure                                                Schedule 3.3
Transactions with Affiliates                                     Schedule 3.12
Business of Companies                                            Schedule 3.17

                                    EXHIBITS

Notice of Borrowing                                              Exhibit A
Note                                                             Exhibit B
[Intentionally Omitted]                                          Exhibit C
Financial Report Certificate                                     Exhibit D
Assignment and Acceptance                                        Exhibit E

                                CREDIT AGREEMENT

        THIS CREDIT AGREEMENT (this "Agreement"), dated as of May 31, 2002, among CENTURYTEL, INC., a Louisiana corporation (the "Borrower"), the lenders listed on the signature pages hereof (the "Lenders"), SunTrust Capital Markets, Inc., as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), BANK ONE, NA and WACHOVIA BANK, NATIONAL ASSOCIATION, as co-documentation agents (in such capacity, the "Co-Documentation Agents"), and GOLDMAN SACHS CREDIT PARTNERS L.P. as Sole Lead Arranger and Sole Bookrunner (in such capacity, the "Arranger").

                              W I T N E S S E T H:

        WHEREAS, the Borrower has requested that the Lenders extend credit to enable it to borrow term loans on or after the Closing Date in a principal amount not in excess of $600,000,000 at any time outstanding, the proceeds of such borrowings to be used to finance a portion of the purchase price to be paid in connection with the Purchase and to pay Transaction Costs.

        WHEREAS, the Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions herein set forth.

        NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1

                                  DEFINITIONS.

1.1     Certain Defined Terms.
        ----------------------
        As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

        "364-Day Facility" means that certain $500,000,000 Revolving Credit Facility Agreement dated as of July 30, 2001, as amended, among the Borrower, the lenders party thereto, Bank of America, N.A., as administrative agent for such lenders and Citibank, N.A., as syndication agent for such lenders, as amended, restated, supplemented or otherwise modified from time to time.

        "ACES" means, collectively, the 20,000,000 equity units issued by the Borrower on April 30, 2002, at a purchase price of $25.00 per unit, as described in the Borrower's Prospectus Supplement dated as of such date.

        "Acquisitions" means the acquisition by the Borrower or its subsidiaries of at least a majority of the capital stock or all or substantially all of the Property of another Person, division of another Person or other business unit of another Person, whether or not involving a merger or consolidation of such Person, provided that such Person or Property is used or useful in the same or a similar line of business as set forth on Schedule 3.17 hereto (or any reasonable extensions or expansions thereof).

        "Adjusted Consolidated Net Worth" means, as of the date of determination, Consolidated Net Worth minus (i) deferred assets other than prepaid insurance, prepaid taxes, prepaid interest, extraordinary retirements, and deferred charges where such deferred charges are considered by Tribunals when setting rates, (ii) patents, copyrights, trademarks, trade names, franchises, experimental expense, goodwill (other than goodwill arising from the purchase of capital stock or assets of a Person engaged in the telephone or cellular mobile communications business) and similar intangible or intellectual property, and (iii) unamortized debt discount and expense (other than debt discount and expense of the Companies located in jurisdictions where such items are considered by Tribunals when setting rates).

        "Administrative Agent" is defined in the introduction to this Agreement.

        "Affiliate" of any Person means any other individual or entity that directly or indirectly controls, or is controlled by, or is under common control with, such Person, and, for purposes of this definition only, "control," "controlled by," and "under common control with" mean possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person (whether through ownership of Voting Stock, by contract, or otherwise).

        "Agents" means the Administrative Agent, the Co-Documentation Agents, and the Arranger.

        "Agreement" means this Credit Agreement, as the same may be amended, supplemented, modified or restated from time to time.

        "Alternate Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the highest of (a) the Federal Funds Rate for such day plus one-half of one percent (0.5%), (b) the Prime Rate for such day and (c) the reserve-adjusted secondary market rate for three-month certificates of deposit plus one percent (1.0%). Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

        "Applicable Lending Office" means, with respect to each Lender, and for each Type of Loan, the "Lending Office" of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

        "Applicable Margin" means, at the time of any determination thereof, for purposes of all Loans, the margin of interest over the Alternate Base Rate or the Eurodollar Rate, as the case may be, which is applicable at the time of any determination of interest rates under this Agreement, which Applicable Margin shall be adjusted based on the Senior Unsecured Long-Term Debt Rating (as hereinafter defined), as determined as of the last day of the immediately preceding fiscal quarter of the Borrower, as follows:


------------------  -------------------------------------------  --------------------------------------------
Senior Unsecured              Eurodollar Loan Margin                        Base Rate Loan Margin
 Long-Term Debt
     Rating
------------------  -------------------------------------------  --------------------------------------------
------------------  -------------- -------------- -------------  -------------- -------------- --------------
                     Commitment     Commitment     Commitment     Commitment     Commitment     Commitment
                     Utilization    Utilization   Utilization     Utilization    Utilization    Utilization
                     Percentage     Percentage     Percentage     Percentage     Percentage     Percentage

                        <33%          33%-67%          67%           <33%          33%-67%          67%

                      (in bps)       (in bps)       (in bps)       (in bps)       (in bps)       (in bps)
------------------  -------------- -------------- -------------  -------------- -------------- --------------
------------------  -------------- -------------- -------------  -------------- -------------- --------------
      A-/A3             37.5           50.0           62.5            --             --             --
------------------  -------------- -------------- -------------  -------------- -------------- --------------
------------------  -------------- -------------- -------------  -------------- -------------- --------------
    BBB+/Baa1           62.5           75.0           87.5            --             --             --
------------------  -------------- -------------- -------------  -------------- -------------- --------------
------------------  -------------- -------------- -------------  -------------- -------------- --------------
    BBB/Baa2            75.0           87.5          100.0            --             --             --
------------------  -------------- -------------- -------------  -------------- -------------- --------------
------------------  -------------- -------------- -------------  -------------- -------------- --------------
    BBB-/Baa3           100.0          112.5         125.0            --            12.5           25.0
------------------  -------------- -------------- -------------  -------------- -------------- --------------
------------------  -------------- -------------- -------------  -------------- -------------- --------------
    BBB-/Baa3           150.0          162.5         175.0           50.0           62.5           75.0
------------------  -------------- -------------- -------------  -------------- -------------- --------------


        "Approved Bank" is defined in the definition of "Cash Equivalents" in
Section 1.1.

        "Arranger" is defined in the introduction to this Agreement.

        "Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Tribunal.

        "Base Rate Loan" means any Loan with respect to which the Borrower shall have selected an interest rate based on the Alternate Base Rate in accordance with the provisions of Section 2.

        "Board" means the Board of Governors of the Federal Reserve System of the United States.

        "Borrower" is defined in the introduction to this Agreement.

        "Borrowing" means a borrowing consisting of simultaneous Loans from each of the Lenders distributed ratably among the Lenders in accordance with their respective Commitments.

        "Borrowing Date" means the Business Day upon which the proceeds of any Borrowing are to be made available to the Borrower.

        "Business Day" means a day when the Administrative Agent and each Lender's Applicable Lending Office are open for business, other than a Saturday or Sunday, and if the applicable Business Day relates to any Eurodollar Loan, a day on which dealings in dollar deposits are carried on in the London interbank market and commercial banks are open for domestic or international business in London, England and in New York, New York.

        "Cash Equivalents" means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or
(iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through
(d).

        "Closing Date" means the date on which the conditions specified in
Section 4.1 shall have been satisfied (or waived in accordance with Section
9.15).

        "Co-Documentation Agents" is defined in the introduction to this Agreement.

        "Code" means the Internal Revenue Code of 1986, as amended, together with rules and regulations promulgated thereunder.

        "Commitment" means, with respect to any Lender, the commitment of such Lender to make Loans hereunder, as such commitment may be reduced from time to time pursuant to Section 2.5(a) or reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.20. The initial amount of each Lender's Commitment is set forth on Schedule 1, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable.

        "Commitment Fee" is defined in Section 2.4(a).

        "Commitment Fee Percentage" is defined in Section 2.4(a).

        "Commitment Period" means the period commencing on the Closing Date and ending on the Commitment Termination Date.

        "Commitment Termination Date" means October 15, 2002.

        "Commitment Utilization Percentage" means on any day the percentage equivalent of a fraction (a) the numerator of which is the sum of the aggregate outstanding principal amount of Loans (the "Used Commitment") and (b) the denominator of which is the aggregate amount of the Total Commitment (or, on any day after termination of the Commitments, the aggregate amount of the Total Commitment in effect immediately preceding such termination).

        "Companies" means, collectively, Borrower and its Subsidiaries and "Company" means any of the same.

        "Consolidated Net Worth" means, as of the date of determination, the amount of stated capital plus (or minus, in the case of a deficit) the capital surplus and earned surplus of the Companies, as calculated in accordance with GAAP (but treating Minority Interests in Subsidiaries as liabilities and excluding the contra-equity account resulting from the Borrower's obligations under its employee stock ownership plan commitments). For purposes of this Agreement, Consolidated Net Worth shall exclude the effect of Statements No. 101 and 106 of the Financial Accounting Standards Board.

        "Current Date" means any date after the date which is ten (10) days prior to the Closing Date.

        "Current Financials" means (i) the audited consolidated Financial Statements of the Companies for each of the three fiscal years ending December 31, 1999, December 31, 2000 and December 31, 2001, respectively and (ii) the unaudited interim consolidated Financial Statements of the Companies for the fiscal quarter ended March 31, 2002 and for the fiscal quarter ended March 31, 2001.

        "Debt" means (without duplication), for any Person, all obligations, contingent or otherwise (including, without limitation, contingent obligations in connection with letters of credit), which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities, but in any event including, without limitation, whether or not such obligations in accordance with GAAP should be classified as liabilities, (a) liabilities secured (or for which the holder of such Debt has an existing Right, contingent or otherwise, to be so secured) by any Lien existing on property owned or acquired by such Person or a Subsidiary thereof (whether or not the liability secured thereby shall have been assumed), (b) obligations which have been or under GAAP should be capitalized for financial reporting purposes, (c) all guaranties, endorsements, and other contingent obligations with respect to Debt of others, including, but not limited to, any obligations to purchase, sell, or furnish property or services intended by a Company primarily for the purpose of enabling such other Person to make payment of any of such Person's Debt, or to otherwise assure the holder of any of such Debt against loss with respect thereto, and (d) liabilities under any interest rate swap, collar, floor, cap or similar contract.

        "Debt Rating" means the public debt rating by S&P and Moody's for that class of non-credit enhanced, senior unsecured debt with an original term of longer than one year issued by the Borrower which has the lowest rating of all classes of non-credit enhanced, senior unsecured debt with an original term of longer than one year issued by the Borrower.

        "Debtor Relief Laws" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally.

        "Default" means the occurrence of any event which with the giving of notice or the passage of time or both would become an Event of Default.

        "Default Rate" means an annual interest rate equal to the lesser of (a) 2% plus (i) in the case of default in the payment of principal of any Loan, the rate otherwise applicable to such Loan and (ii) in the case of default in payment of interest on any Loan or any other amount becoming due hereunder, the Alternate Base Rate and (b) the Highest Lawful Rate.

        "EBIT" means, for any period, net income before income Tax expense and interest expense and excluding the effects of nonrecurring and/or unusual non-cash transactions that reduce net income and items that do not reduce the cash flow of the Companies (e.g., write-off of intangibles, write-down of assets, effect of new accounting pronouncements, etc.).

        "EBITDA" means, for any period, the sum of (a) EBIT, plus (b) depreciation and amortization.

        "Eligible Assignee" means (a) any Lender and any Affiliate of any Lender so long as such Affiliate directly or through one or more of its Subsidiaries engages in commercial financing transactions in the ordinary course of its business, and (b) any other commercial bank, savings and loan association, savings bank, finance company, insurance company, mutual fund or other financial institution, fund or investor which has been approved in writing by the Arranger and (so long as an Event of Default shall not have occurred and be continuing) the Borrower as an Eligible Assignee for purposes of this Agreement, provided that in each such case such approval shall not be unreasonably withheld.

        "Environmental Law" means any Law that relates to the environment or handling or control of Hazardous Substances.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

        "ERISA Affiliate" means any company or trade or business (whether or not incorporated) which, for purposes of Title IV of ERISA, is a member of a group of which Borrower is a member and which is under common control with Borrower within the meaning of section 414 of the Code.

        "Eurocurrency Liabilities" is defined in Regulation D.

        "Eurodollar Loan" means any Loan with respect to which the Borrower shall have selected an interest rate based on the Eurodollar Rate in accordance with the provisions of Section 2.

        "Eurodollar Rate" means, for any Interest Period for any Eurodollar Loan, an interest rate per annum (rounded upward to the nearest whole multiple of 0.01% per annum) obtained by dividing (a) the rate per annum appearing on the Dow Jones Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

        If for any reason the rate specified in subsection (a) above is not available, the applicable rate for purposes of subsection (a) shall be the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

        "Eurodollar Rate Reserve Percentage" for any Interest Period for any Eurodollar Loan means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Loans is determined) having a term equal to such Interest Period.

        "Event of Default" means any of the events described in Section 6, provided there has been satisfied any requirement in connection therewith for the giving of notice, lapse of time, or happening of any further condition, event, or act.

        "Existing Credit Agreements" means, collectively, the 364-Day Facility and the Five-Year Facility.

        "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent.

        "Financial Officer" means the chief financial officer, treasurer or controller of the Borrower.

        "Financial Report Certificate" means a certificate substantially in the form of Exhibit D.

        "Financial Statements" means balance sheets, income statements, statements of stockholders' equity, and statements of cash flow prepared in comparative form to the corresponding period of the preceding fiscal year.

        "Five-Year Facility" means that certain $1,600,000,000 Competitive Advance and Revolving Credit Facility Agreement, dated as of August 28, 1997, among the Borrower and the lenders and agents party thereto, as amended, restated, supplemented or otherwise modified from time to time.

        "Funded Debt" shall mean and include, as of any date as of which the amount thereof is to be determined, (i) all funded indebtedness of the Companies, (ii) all funded indebtedness of any Subsidiary (other than funded indebtedness of such Subsidiary owing to the Borrower or another Subsidiary), and (iii) all indebtedness for borrowed money, but not (iv) indebtedness secured by or borrowed against the cash surrender value of life insurance policies up to the amount of such cash surrender value.

        "GAAP" means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board which are applicable as of the date of the Financial Statements in question.

        "Guaranty" means by any particular Person, all obligations of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person (the "primary obligor") in any manner whether directly or indirectly, including, without limitation of the generality of the foregoing, obligations incurred through an agreement, contingent or otherwise, by such particular Person (i) to purchase such Debt or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Debt or obligation or (y) to maintain working capital or equity capital or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of the primary obligor to make payment of the Debt or obligation or (iv) otherwise to assure the owner of the Debt or obligation of the primary obligor against loss in respect thereof.

        "Hazardous Substance" means any hazardous or toxic waste, pollutant, contaminant, or substance.

        "Highest Lawful Rate" means at the particular time in question the maximum rate of interest which, under applicable Laws, the Lenders are then permitted to charge the Borrower on the Obligation. If the maximum rate of interest which, under applicable Laws, the Lenders are permitted to charge the Borrower on the Obligation shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, as of the effective time of such change without notice to the Borrower.

        "Indemnified Parties" is defined in Section 9.23.

        "Interest Payment Date" means (i) with respect to any Base Rate Loan, each Quarterly Payment Date, or if earlier the Maturity Date, or the date of prepayment of such Loan or conversion of such Loan to a Eurodollar Loan, and
(ii) with respect to any Eurodollar Loan, the last day of the Interest Period applicable thereto and, in addition in the case of a Eurodollar Loan with an Interest Period longer than three months, each day that would have been the Interest Payment Date for such Loan had an Interest Period of three months been applicable to such Loan.

        "Interest Period" means, with respect to each Loan, the duration of such Loan and as to any Eurodollar Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, two, three, or six months thereafter, as the Borrower may elect; provided, however, (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) no Interest Period may be selected that ends later than the Maturity Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

        "Laws" means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, or opinions of any Tribunal.

        "Lenders" means those lenders signatory hereto and other financial institutions which from time to time become party hereto pursuant to the provisions of this Agreement.

        "Lien" means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind, and any other Right of or arrangement with any creditor to have his claim satisfied out of any property or assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

        "Litigation" means any action conducted, pending, or threatened by or before any Tribunal.

        "Loan" means the loans made by the Lenders to the Borrower pursuant to
Section 2.1 of this Agreement, which may be in the form of a Eurodollar Loan or a Base Rate Loan.

        "Loan Papers" means (i) this Agreement, certificates delivered pursuant to this Agreement, and exhibits and schedules hereto, (ii) any notes, security documents, guaranties, and other agreements in favor of the Agents and the Lenders, or any or some of them, ever delivered in connection with this Agreement, and (iii) all renewals, extensions, or restatements of, or amendments or supplements to, any of the foregoing.

        "Majority Lenders" means at any time the Lenders holding at least 51% of the then aggregate unpaid principal amount of the Loans or, if no Loans are outstanding, the Lenders having at least 51% of the available Commitments.

        "Margin Stock" means "margin stock" within the meaning of Regulations T, U, or X of the Board.

        "Material" for purposes of Section 3.6 is defined in that Section.

        "Material Adverse Effect" means any set of one or more circumstances or events which, individually or collectively, will result in any of the following:
(a) a material and adverse effect upon the validity or enforceability of any Loan Paper, (b) a material and adverse effect on the consolidated financial condition of the Companies represented in the most recent audited consolidated Financial Statements of the Companies, (c) a Default or (d) the issuance of an accountant's report on the Companies' consolidated Financial Statements containing an explanatory paragraph about the entity's ability to continue as a going concern (as defined in accordance with Generally Accepted Auditing Standards).

        "Material Agreement" of any Person means any material written or oral agreement, contract, commitment, or understanding to which such Person is a party, by which such Person is directly or indirectly bound, or to which any assets of such Person may be subject, and which is not cancelable by such Person upon 30 days or less notice without liability for further payment other than nominal penalty, and which requires such Person to pay more than 1 percent of Consolidated Net Worth during any 12-month period.

        "Maturity Date" means the earlier of (i) November 15, 2002 and (ii) the date on which the Loans shall become due and payable, whether by acceleration or otherwise.

        "Minority Interest" means, with respect to any Subsidiary, an amount determined by valuing preferred stock held by Persons other than the Borrower and its wholly-owned Subsidiaries at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing common stock or partnership interests held by Persons other than the Borrower and its wholly-owned Subsidiaries at the book value of capital and surplus applicable thereto on the books of such Subsidiary adjusted, if necessary, to reflect any changes from the book value of common stock required by the foregoing method of valuing Minority Interest attributable to preferred stock.

        "Moody's" means Moody's Investors Service, Inc.

        "Multiemployer Plan" means a multiemployer plan as defined in sections 3(37) or 4001(a)(3) of ERISA or section 414 of the Code to which any Company or any ERISA Affiliate is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

        "Net Cash Proceeds" means the aggregate cash or Cash Equivalents proceeds received by the Company in respect of any disposition of assets as contemplated by Section 5.16(e), net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or payable as a result thereof and (c) the amount necessary to retire any Debt secured by a Permitted Lien on the related Property; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any such Company in any disposition of assets.

        "Note" means a promissory note of the Borrower payable to the order of each Lender, in substantially the form of Exhibit B hereto, with the blanks appropriately completed, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender to the Borrower, together with all modifications, extensions, renewals, and rearrangements thereof.

        "Notice of Borrowing" is defined in Section 2.2.

        "Obligation" means all present and future indebtedness, obligations, and liabilities, and all renewals, extensions, and modifications thereof, owed to the Agents and the Lenders, or any or some of them, by the Borrower, arising pursuant to any Loan Paper, together with all interest thereon and costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof.

        "Participant" is defined in Section 9.20(b).

        "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereof, established pursuant to ERISA.

        "Permitted Liens" means the Liens described on Schedule 2.

        "Person" means and includes an individual, partnership, joint venture, corporation, trust, limited liability company, limited liability partnership, or other entity, Tribunal, unincorporated organization, or government, or any department, agency, or political subdivision thereof.

        "Plan" means any plan defined in Section 4021(a) of ERISA in respect of which the Borrower is an "employer" or a "substantial employer" as such terms are defined in ERISA.

        "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

        "Prime Rate" means the per annum rate of interest established from time to time by SunTrust as its prime rate, which rate may not be the lowest rate of interest charged by SunTrust to its customers.

        "Pro Forma Balance Sheet" means the pro forma consolidated balance sheet of the Companies dated and giving effect to the Purchase and the sale of the Wireless Assets as at December 31, 2001.

        "Pro Formas" means, collectively, the Pro Forma Balance Sheet and the Pro Forma Statement of Operations.

        "Pro Forma Statement of Operations" means the pro forma statement of operations of the Companies (giving effect to the Purchase and the sale of the Wireless Assets as at December 31, 2001) for the fiscal year ending December 31, 2001.

        "Projections" means, collectively, the forecasted consolidated balance sheets, income statements and statements of cash flow of the Companies, together with supporting detail and statement of underlying assumptions, with respect to each of the fiscal years 2002, 2003 and 2004, each dated as of the Closing Date.

        "Purchase" means the acquisition by Borrower of approximately 675,000 access lines located in Alabama and Missouri from Verizon Communications Inc. for a purchase price of approximately $2,159,000,000 pursuant to the Purchase Agreements, which acquisition is anticipated to be consummated through two partial closings.

        "Purchaser" is defined in Section 9.20(c).

        "Purchase Agreements" means, collectively (a) the Asset Purchase Agreement between CenturyTel of Missouri, L.L.C., a Louisiana limited liability company, and GTE Midwest d/b/a Verizon Midwest, a Delaware corporation, dated as of October 22, 2001; and (b) the Asset Purchase Agreement between CenturyTel of Alabama, L.L.C., a Louisiana limited liability company, Verizon South, Inc. a Virginia Corporation, and ConTel of the South, Inc. d/b/a Verizon Mid-States, a Georgia Corporation, dated as of October 22, 2001.

        "Quarterly Payment Date" means the last Business Day of each March, June, September and December of each year, the first of which shall be the first such day after the date of this Agreement.

        "Regulation D" means Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.
        "Regulatory Change" means, with respect to any Lender, (a) any adoption or change after the date hereof of or in United States federal, state or foreign Laws (including Regulation D) or guidelines applying to a class of banks including such Lender, (b) the adoption or making after the date hereof of any interpretations, directives or requests applying to a class of banks including such Lender of or under any United States federal, state or foreign Laws or guidelines (whether or not having the force of law) by any Tribunal, monetary authority, central bank, or comparable agency charged with the interpretation or administration thereof, or (c) any change in the interpretation or administration of any United States federal, state or foreign Laws or guidelines applying to a class of banks including such Lender by any Tribunal, monetary authority, central bank, or comparable agency charged with the interpretation or administration thereof.

        "Related Agreements" means, collectively, the Purchase Agreement and any agreements, instruments or other documents required to be executed and delivered in connection therewith.

        "Restricted Payment" means

(a) the declaration or payment of dividends by the Borrower, or distribution (in cash, property, obligations or other securities or any combination thereof) on account of any shares of any class of capital stock of the Borrower, or

(b) other payments or distributions by the Borrower whether by reduction of capital or otherwise on account of any shares of any class of capital stock of the Borrower, or

(c) the setting apart of money for a sinking or other analogous fund by the Borrower for the purchase, redemption, retirement or other acquisition of any shares of any class of capital stock of the Borrower, or any warrant, option or other right to acquire any capital stock of the Borrower;

but in each case in (a), (b) and (c) above, excluding dividends or other distributions payable solely in common stock of the Borrower.

        "Rights" means rights, remedies, powers, and privileges.

        "S&P" means Standard and Poor's Ratings Services, Inc., a division of The McGraw Hill Companies, Inc.

        "Senior Unsecured Long-Term Debt Rating" means, as of any date, the Debt Rating that has been most recently announced by S&P and Moody's. In connection with any determination of the Senior Unsecured Long-Term Debt Rating pursuant to the immediately preceding sentence:

(i) for purposes of determining the Applicable Margin (a) if only one of S&P and Moody's shall have in effect a public debt rating, the Applicable Margin shall be determined by reference to the available rating; (b) if the ratings established by S&P and Moody's shall fall within different levels, the Applicable Margin shall be based upon the higher rating, except that if the difference is two or more levels, the Applicable Margin shall be based on the rating that is one level below the higher rating; (c) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; (d) if S&P or Moody's shall change the basis on which ratings are established, each reference to the public debt rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be; (e) if neither S&P nor Moody's shall have in effect a public debt rating but at least one of S&P and Moody's has in effect a rating for any class of senior secured debt with an original term of longer than one year issued by the Borrower, the Applicable Margin shall be determined by reference to a rating that is one level lower than the rating that has been most recently announced by S&P and Moody's for such class of debt; and (f) if neither S&P nor Moody's shall have in effect either a public debt rating or a rating for any class of senior secured debt with an original term of longer than one year issued by the Borrower, the Applicable Margin shall be set in accordance with the lowest level rating and highest percentage rate set forth in the table relating to "Applicable Margin", and

(ii) for purposes of Section 5.16(e), (a) if only one of S&P and Moody's shall have in effect a public debt rating, the Senior Unsecured Long-Term Debt Rating shall be determined by reference to the available rating; (b) if the ratings established by S&P and Moody's shall fall within different levels, the Senior Unsecured Long-Term Debt Rating shall be based upon the lower rating; (c) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; (d) if S&P or Moody's shall change the basis on which ratings are established, each reference to the public debt rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be; (e) if neither S&P nor Moody's shall have in effect a public debt rating but at least one of S&P and Moody's has in effect a rating for any class of senior secured debt with an original term of longer than one year issued by the Borrower, the Senior Unsecured Long-Term Debt Rating shall be deemed to be the rating that is one level lower than the rating that has been most recently announced by S&P and Moody's for such class of debt; and (f) if neither S&P nor Moody's shall have in effect either a public debt rating or a rating for any class of senior secured debt with an original term of longer than one year issued by the Borrower, the Debt Rating by S&P shall be deemed to be less than BBB+ and the Debt Rating by Moody's shall be deemed to be less than Baa2.

        "Significant Subsidiary" means a Subsidiary of the Borrower (i) the assets of which equal or exceed 5% of all assets of the Borrower and its Subsidiaries as shown on a consolidated balance sheet of the Borrower and its Subsidiaries, (ii) the operating revenue of which, for the most recently ended period of twelve consecutive months, equals or exceeds 5% of the operating revenues of the Borrower and its Subsidiaries for such period, or (iii) the net income of which, for the most recently ended period of twelve consecutive months, equals or exceeds 5% of the net income of the Borrower and its Subsidiaries for such period.

        "Solvent" means, as to any Person at the time of determination, that (a) the aggregate fair value of such Person's assets exceeds the present value of its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), and (b) such Person has sufficient cash flow to enable it to pay its Debts as they mature.

        "Subsidiary" means any Person with respect to which Borrower or any one or more Subsidiaries owns directly or indirectly 50% or more of the issued and outstanding voting stock (or equivalent interests).

        "Subsidiary Encumbrance" is defined in Section 5.24(c).

        "SunTrust" means SunTrust Bank.

        "Taxes" means all taxes, assessments, fees, or other charges at any time imposed by any Laws or Tribunal.

        "Total Commitment" means, at any time the aggregate amount of the Lenders' Commitments, as in effect at such time.

        "Transaction Costs" means the fees, costs and expenses payable by the Borrower on or before the Closing Date in connection with the transactions contemplated by this Agreement or the Related Agreements.

        "Tribunal" means any municipal, state, commonwealth, federal, foreign, territorial, or other court, governmental body, subdivision, agency, department, commission, board, bureau, or instrumentality.

        "Type" shall mean any type of Loan (i.e., a Base Rate Loan or Eurodollar Loan).

        "United States" and "U.S." each means United States of America.

        "Used Commitment" has the meaning set forth in the definition of "Commitment Utilization Percentage" in Section 1.1.

        "Voting Stock" shall mean securities (as such term is defined in Section 2(1) of the Securities Act of 1933, as amended) of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

        "Wireless Assets" means any outstanding shares of capital stock of CenturyTel Wireless, Inc., and any outstanding rights, options, warrants, conversion rights, stock appreciation rights and other equity or similar interests in CenturyTel Wireless, Inc.

        1.2     Number and Gender of Words.
                --------------------------

        Whenever in any Loan Paper the singular number is used, the same shall include the plural where appropriate and vice versa, and words of any gender shall include each other gender where appropriate.

        1.3     Accounting Principles.
                ---------------------

        All accounting and financial terms used in the Loan Papers and the compliance with each financial covenant therein shall be determined in accordance with GAAP as in effect on the date of this Agreement, and all accounting principles shall be applied on a consistent basis so that the accounting principles in a current period are comparable in all material respects to those applied in the consolidated Financial Statements for the Companies for the twelve months ended December 31, 2001.

                                   SECTION 2
                                   ---------

                                  FACILITIES.
                                  -----------
        2.1     Commitments.
                ------------

        Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees to make loans ("Loans") to the Borrower, at any time and from time to time during the Commitment Period; provided that that Borrower may make no more than three (3) borrowings under the Commitments. Notwithstanding the foregoing, the aggregate principal amount of all Loans of a Lender shall not exceed at any time outstanding such Lender's Commitment. Any amounts borrowed under this Section
2.1 and subsequently repaid or prepaid may not be reborrowed. Subject to Section 2.11, all amounts owed hereunder with respect to the Loans shall be paid in full no later than the Maturity Date. Each Lender's Commitment shall terminate immediately and without further action upon the funding in full of such Lender's Commitment. The Total Commitment shall expire immediately and without further action on the last day of the Commitment Period. On and after the Closing Date, no Lender shall have any obligation to make an extension of credit pursuant to this Agreement other than as set forth in this Section 2.1.

        2.2     Borrowing Procedure.
                --------------------

        In order to effect a Borrowing, the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed request for Borrowing, substantially in the form of Exhibit A hereto (a "Notice of Borrowing"), (i) in the case of Eurodollar Loans, not later than 1:00 p.m., New York time, three Business Days before the Borrowing Date specified for a proposed Borrowing, and
(ii) in the case of Base Rate Loans, not later than 1:00 p.m., New York time, on the Business Day which is the Borrowing Date specified for a proposed Borrowing. Such notice shall be irrevocable and shall in each case refer to this Agreement and specify (x) whether the Loans then being requested are to be Eurodollar Loans or Base Rate Loans, (y) the Borrowing Date of such Loans (which shall be a Business Day) and the aggregate amount thereof (which shall not be less than $200,000,000 and shall be an integral multiple of $10,000,000), and (z) in the case of a Eurodollar Loan, the Interest Period with respect thereto (which shall not end later than the Maturity Date). If no Interest Period with respect to any Eurodollar Loan is specified in any such Notice of Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly, and in any event on the same day the Administrative Agent receives a Notice of Borrowing pursuant to this Section 2.2, if such notice is received by 11:00 a.m., New York time on a Business Day and otherwise on the next succeeding Business Day, the Administrative Agent shall advise the other Lenders of such Notice of Borrowing and of each Lender's portion of the requested Borrowing by telecopier. Each Borrowing shall consist of Loans of the same Type made on the same day and having the same Interest Period.

        2.3     Conversions.
                ------------

        Subject to the conditions and limitations set forth in this Agreement, the Borrower shall have the right from time to time to convert all or part of one Type of Loan into another Type of Loan or to continue all or a part of any Loan that is a Eurodollar Loan from one Interest Period to another Interest Period by giving the Administrative Agent written notice (by means of a Notice of Borrowing) (i) in the case of Eurodollar Loans, not later than 12:00 Noon, New York time, three Business Days before the date specified for such proposed conversion or continuation, and (ii) in the case of Base Rate Loans, not later than 12:00 Noon, New York time, on the Business Day which is the date specified for such proposed conversion or continuation. Such notice shall specify (A) the proposed date for conversion or continuation, (B) the amount of the Loan to be converted or continued, (C) in the case of conversions, the Type of Loan to be converted into, and (D) in the case of a continuation of or conversion into a Eurodollar Loan, the duration of the Interest Period applicable thereto; provided that (1) Eurodollar Loans may be converted only on the last day of the applicable Interest Period, (2) except for conversions to Base Rate Loans, no conversion shall be made while a Default or Event of Default has occurred and is continuing and no continuations of any Eurodollar Loan from one Interest Period to another Interest Period shall be made while a Default or Event of Default has occurred and is continuing, unless such conversion or continuation has been approved by Majority Lenders, and (3) each such conversion or continuation shall be in an amount not less than $200,000,000 and shall be an integral multiple of $10,000,000. All notices given under this Section shall be irrevocable. If the Borrower shall fail to give the Administrative Agent the notice as specified above for continuation or conversion of a Eurodollar Loan prior to the end of the Interest Period with respect thereto, such Eurodollar Loan shall automatically be converted into a Base Rate Loan on the last day of the Interest Period for such Eurodollar Loan.

        2.4     Fees.
                -----

                (a) Commitment Fees. The Borrower agrees to pay to each Agent on the date hereof all the commitment fees due such Agent pursuant to the commitment letter, dated as of May 3, 2002, among the Borrower and the Agents. In addition, the Borrower agrees to pay to each Lender, through the Administrative Agent, on each Quarterly Payment
        Date and on the Maturity Date, in immediately available funds, a commitment fee (a "Commitment Fee") calculated on the unused Commitment by multiplying a percentage (the "Commitment Fee Percentage") equal to 0.125% by the average daily unused portion of the Commitment of such Lender, as applicable, during the preceding quarter (or shorter period commencing with the date hereof and/or ending with the Maturity Date), provided that, if the funding of the initial Loan hereunder shall not have occurred before July 1, 2002, the Borrower may elect to increase the Commitment Fee Percentage to 0.50%, provided further that, if the Borrower so elects, the Commitment Fee Percentage shall continue to be 0.50% until such time as the funding of the initial Loan hereunder shall have occurred, and after such time the Commitment Fee Percentage shall be 0.125%.

               All Commitment Fees shall be computed by the Administrative Agent on the basis of the actual number of days elapsed in a year of 365 days, and shall be conclusive and binding for all purposes, absent manifest error. The Commitment Fee due to each Lender shall commence to accrue on the date hereof and shall cease to accrue on the earlier of the Maturity Date and the termination of the Commitment of such Lender as provided herein. Fees paid shall not be refundable under any circumstances. Notwithstanding the foregoing, in no event shall any Lender be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate.

                (b) Facility Fees. The Borrower agrees to pay to each Lender, through the Administrative Agent, on August 15, 2002, in immediately available funds, a facility fee in an amount equal to 0.625% of the sum of (x) the outstanding principal amount of such Lender's Loans plus
        (y) the unused portion of such Lender's Commitment, in each of cases
        (x) and (y) on August 15, 2002. Fees paid shall not be refundable under any circumstances. Notwithstanding the foregoing, in no event shall the Lenders be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate.

        2.5     Optional Termination and Reduction of Commitments.
                --------------------------------------------------

                (a) Subject to Section 2.11(b), the Borrower may permanently terminate, or from time to time in part permanently reduce, the Total Commitment upon at least two Business Days prior written notice to the Administrative Agent (who shall promptly forward a copy thereof to each Lender). Such notice shall specify the date and the amount of the termination or reduction of the Total Commitment and such notice may be revocable; provided that the Borrower shall be liable for any costs incurred pursuant to Section 2.14 based upon such revocable notice. Each such partial reduction of the Total Commitment shall be in a minimum aggregate principal amount of $5,000,000 and in an integral multiple of $1,000,000.

                (b) On the Commitment Termination Date or, if earlier, the Maturity Date, the Total Commitment shall be zero.

                (c) Each reduction in the Total Commitment pursuant to this paragraph shall be made ratably among the Lenders in accordance with their respective Commitments.

                (d) Simultaneously with any termination or reduction of the Commitments pursuant to this paragraph, the Borrower shall pay to the Administrative Agent for the accounts of the Lenders the Commitment Fees on the amount of the Total Commitment, so terminated or reduced, accrued through the date of such termination or reduction.

        2.6     Loans.
                ------

                (a) Each Borrowing made by the Borrower on any date shall be in an integral multiple of $200,000,000 and in a minimum aggregate principal amount of $10,000,000. Loans shall be made by the Lenders ratably in accordance with their respective Commitments on the Borrowing Date of the Borrowing; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder.

                (b) Each Loan shall be a Eurodollar Loan or a Base Rate Loan, as the Borrower may request subject to and in accordance with Section
        2.2. Each Lender may at its option make any Eurodollar Loan by causing a foreign branch of such Lender to make such Loan; provided, however, that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of the applicable Note and this Agreement. Loans of more than one interest rate option may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Loan which, if made, would result in an aggregate of more than 10 separate Borrowings being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans and all Base Rate Loans, regardless of whether they commence on difference dates, shall be considered a single Borrowing.

                (c) Subject to Section 2.3, each Lender shall make its portion of each Borrowing on the proposed Borrowing Date thereof by paying the amount required to the Administrative Agent in New York City in immediately available funds not later than 12:00 noon, New York time, and the Administrative Agent shall by 2:00 p.m., New York time, credit the amounts so received to the general deposit account of the Borrower with the Administrative Agent or, if Loans are not made on such date because any condition precedent to a Borrowing herein specified shall not have been met, return the amounts so received to the respective Lenders as soon as practicable; provided, however, if and to the extent the Administrative Agent fails to return any such amounts to a Lender on the Borrowing Date for such Borrowing, the Administrative Agent shall pay interest on such unreturned amounts, for each day from such Borrowing Date to the date such amounts are returned to such Lender, at the Federal Funds Rate.

                (d) The outstanding principal amount of each Loan which is a Eurodollar Loan shall be due and payable on the last day of the Interest Period applicable to such Loan, as the case may be, and the outstanding principal balance of each Loan which is a Base Rate Loan shall be due and payable on the Maturity Date.

        2.7 Notes. The Loans made by each Lender shall be evidenced by a single Note, payable to the order of such Lender in a principal amount equal to the Commitment of such Lender. Each Note shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in Section
2.8 and Section 2.9. Each Lender shall, and is hereby authorized by the Borrower to, make in its records relating to such Note an appropriate notation evidencing the date and amount of each Loan of such Lender, and each payment or prepayment of principal of any Loan. The aggregate unpaid principal amount so recorded shall be presumptive evidence of the principal amount owing by the Borrower to a Lender and unpaid under the Note of such Lender. The failure of any Lender to make such a notation or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms of the relevant Note.

        2.8     Interest on Loans.
                ------------------

                (a) Subject to the provisions of Section 2.9, each Eurodollar Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the lesser of (i) the Highest Lawful Rate and (ii) the Eurodollar Rate for the Interest Period in effect for such Loan, plus the Applicable Margin. Interest on each Eurodollar Loan shall be payable on each Interest Payment Date applicable thereto. The applicable Eurodollar
        Rate  for  each   Interest   Period   shall  be   determined   by  the
        Administrative Agent, and such determination shall be conclusive absent manifest error.

                (b) Subject to the provisions of Section 2.9, each Base Rate Loan shall bear interest at the rate per annum (computed on the basis of the actual number of days elapsed over a year of (x) 365 or 366 days, as the case may be if the Alternate Base Rate is based on the Prime Rate or (y) 360 days if the Alternate Base Rate is based on the Federal Funds Rate or the reserve-adjusted secondary market rate for three-month certificates of deposit) equal to the lesser of (i) the Highest Lawful Rate and (ii) the Alternate Base Rate plus the Applicable Margin. Interest on each Base Rate Loan shall be payable on
        each  Quarterly  Payment  Date  applicable  thereto.   The  applicable
        Alternate Base Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

        2.9     Interest on Overdue Amounts.
                ----------------------------

        If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, the Borrower shall on demand from time to time pay interest, to the extent permitted by Law,
(x) in the case of default in payment of principal, on the outstanding principal amount of all Loans and (y) in the case of default in payment of interest or any other such amount, on such defaulted amount, in each case up to (but not including) the date of actual payment (after as well as before judgment), at a rate per annum equal to the lesser of (i) the Highest Lawful Rate and (ii) the applicable Default Rate.

        2.10    Alternate Rate of Interest for Eurodollar Loans.
                ------------------------------------------------

        In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Administrative Agent shall have determined that dollar deposits in the amount of the requested principal amount of such Eurodollar Loan are not generally available in the London interbank market, or that dollar deposits are not generally available in the London interbank market for the requested Interest Period, or that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining such Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Eurodollar Rate, the Administrative Agent shall, as soon as practicable thereafter, give telecopy notice of such determination, stating the specific reasons therefor, to the Borrower and the Lenders. In the event of any such determination, any request by the Borrower for a Eurodollar Loan shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Base Rate Loan. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

        2.11    Prepayment of Loans.
                --------------------

                (a) Optional Prepayments. Prior to the Maturity Date, the Borrower shall have the right at any time to prepay any Borrowing, in whole or in part, subject to the requirements of Section 2.14 and
        Section 2.15  but
        otherwise without premium or penalty, but prepayment of Eurodollar
        Loans shall require at least two Business Days prior written notice to the Administrative Agent; provided, however, that each such partial prepayment shall be in an integral multiple of $1,000,000 and in a minimum aggregate principal amount of $2,000,000. Each notice of prepayment shall specify the prepayment date and the aggregate principal amount of each Borrowing to be prepaid, and may be revocable; provided that Borrower shall be liable for any costs incurred pursuant to
        Section 2.14 based upon such revocable notice.

                (b)   Mandatory Prepayments.
                      ----------------------

                      (i) Commitment Reductions. On the date of any termination or reduction of the Total Commitment pursuant to Section 2.5(a), the Borrower shall pay or repay so much of the Loans as shall be necessary in order that the aggregate principal amount of the Loans outstanding will not exceed the Total Commitment following such termination or reduction.

                      (ii) Asset Sales. No later than the first Business Day following the date of receipt by any Company of Net Cash Proceeds (including, without limitation, any Net Cash Proceeds relating to the Wireless Assets), the Borrower shall apply such Net Cash Proceeds in accordance with Section 5.16.

                      (iii) Issuance of Equity Securities. On the date of receipt by the Borrower of any cash proceeds from a capital contribution to, or the issuance of any capital stock of, the Borrower or any of its Subsidiaries (other than pursuant to any employee stock or stock option compensation plan or a contribution to capital by a Company to another Company), the Borrower shall prepay the Loans in an aggregate amount equal to 100% of such proceeds net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses; provided that, to the extent the amount of such net proceeds shall exceed the aggregate amount of the Loans then outstanding, the Commitments shall be permanently reduced by an amount equal to such excess.

                      (iv) Issuance of Debt Securities. On the date of receipt by the Borrower or any of its Subsidiaries of any cash proceeds from incurrence of any Debt of the Borrower or any of such Subsidiaries (excluding up to $750,000,000 of Debt incurred pursuant to bank credit facilities to refinance the credit facilities under the Existing Credit Agreements and any loan made by a Company to another Company), the Borrower shall prepay the Loans in an aggregate amount equal to 100% of such proceeds net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses; provided that, to the extent the amount of such net proceeds shall exceed the aggregate amount of the Loans then outstanding, the Commitments shall be permanently reduced by an amount equal to such excess.

                (c) All Loans, together with accrued and unpaid interest thereon, shall be due and payable in full on the Maturity Date.

                (d) All prepayments under this Section 2.11 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

                (e) Subject, in the case of Section 2.11(b)(i), to the requirements of Section 2.5, any payment or prepayment pursuant to
        Section 2.11(b) shall be applied to such Borrowing or Borrowings as the Borrower shall select.
        All prepayments under Section 2.11(b) shall be subject to Section 2.14 and Section 2.15.

        2.12    Reserve Requirements; Change in Circumstances.
                ----------------------------------------------

                (a) Notwithstanding any other provision herein, if after the date of this Agreement any Regulatory Change (i) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan made by such Lender or any other fees or amounts payable hereunder (other than (x) Taxes imposed on or measured by the capital, receipts or franchises of such Lender or the overall gross or net income of such Lender by the jurisdiction in which such Lender has its principal office or by any political subdivision or taxing authority therein (or any Tax which is enacted or adopted by such jurisdiction, political subdivision, or taxing authority as a direct substitute for any such Taxes) or (y) any Tax, assessment, or other governmental charge that would not have been imposed but for the failure of any Lender to comply with any certification, information, documentation, or other reporting requirement), (ii) shall impose, modify, or deem applicable any reserve, special deposit, or similar requirement with respect to any Eurodollar Loan, against assets of, deposits with or for the account of, or credit extended by, such Lender under this Agreement, or (iii) with respect to any Eurodollar Loan, shall impose on such Lender or the London interbank market any other condition affecting this Agreement or any Eurodollar Loan made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of maintaining its Commitment or of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest, or otherwise) in respect thereof by an amount deemed in good faith by such Lender to be material, then the Borrower shall pay to the Administrative Agent for the account of such Lender such additional amount or amounts as will compensate such Lender for such increase or reduction to such Lender, to the extent such amounts have not been included in the calculation of the Eurodollar Rate, upon
        demand   by  such   Lender   (through   the   Administrative   Agent).
        Notwithstanding the foregoing, in no event shall any Lender be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate.

                (b) If any Lender shall have determined in good faith that any Regulatory Change regarding capital adequacy or compliance by any Lender (or its parent or any lending office of such Lender) with any request or directive regarding capital adequacy (whether or not having the force of Law) of any Tribunal, monetary authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on such Lender's (or its parent's) capital as a consequence of its obligations hereunder to a level below that which such Lender (or its parent) could have achieved but for such Regulatory Change, or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed in good faith by such Lender to be material, then from time to time, the Borrower shall pay to the Administrative Agent for the account of such Lender such additional amount or amounts as will compensate such Lender for such reduction upon demand by such Lender (through the Administrative Agent). Notwithstanding the foregoing, in no event shall any Lender be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate.

                (c) A certificate of a Lender setting forth in reasonable detail (i) the Regulatory Change or other event giving rise to such costs, (ii) such amount or amounts as shall be necessary to compensate such Lender as specified in paragraph (a) or (b) above, as the case may be, and (ii) the calculation of such amount or amounts under clause
        (a)(i), shall be delivered to the Borrower (with a copy to the Administrative Agent) promptly after such Lender determines it is entitled to compensation under this Section 2.12, and shall be conclusive and binding absent manifest error. The Borrower shall pay to the Administrative Agent for the account of such Lender the amount shown as due on any such certificate within 15 days after its receipt of the same. In preparing such certificate, such Lender may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

                (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any Interest Period shall not constitute a waiver of such Lender's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to such Interest Period or any other Interest Period. The protection of this
        Section 2.12 shall be available to each Lender regardless of any possible contention of invalidity or inapplicability of the law, regulation, or condition which shall have been imposed.

                (e) In the event any Lender shall seek compensation pursuant to this Section 2.12, the Borrower may, provided no Event of Default has occurred and is continuing, give notice to such Lender (with copies to the Agents) that it wishes to seek one or more Eligible Assignees to assume the Commitment of such Lender and to purchase its outstanding Loans and Notes (if any). Each Lender requesting compensation pursuant to this Section 2.12 agrees to sell its Commitment, Loans, Notes, and interest in this Agreement and the other Loan Papers to any such Eligible Assignee for an amount equal to the sum of the outstanding unpaid principal of and accrued interest on such Loans and Notes plus all other fees and amounts (including, without limitation, any compensation claimed by such Lender under this Section 2.12 and as to which such Lender has delivered the certificate required by Section 2.12(c) on or before the date such Commitment, Loans, and Notes are purchased) due such Lender hereunder calculated, in each case, to the date such Commitment, Loans, Notes (if any), and interest are purchased, whereupon such Lender shall have no further Commitment or other obligation to the Borrower hereunder or under any other Loan Paper.

                (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 2.12, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

                (g) Without prejudice to the survival of any other obligations of the Borrower hereunder, the obligations of the Borrower under this
        Section 2.12 shall survive for one year after the termination of this Agreement and/or the payment or assignment of any of the Loans or Notes.

        2.13    Change in Legality.
                -------------------

                (a) Notwithstanding anything to the contrary herein contained, if any Regulatory Change shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby, then, by written notice to the Borrower and to the Administrative Agent, such Lender may:

                      (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon the Borrower shall be prohibited from requesting Eurodollar Loans from such Lender hereunder unless such declaration is subsequently withdrawn; and

                      (ii) if such unlawfulness shall be effective prior to the end of any Interest Period of an outstanding Eurodollar Loan, require that all outstanding Eurodollar Loans with such Interest Periods made by it be converted to Base Rate Loans, in which event (A) all such Eurodollar Loans shall be automatically converted to Base Rate Loans as of the effective date of such notice as provided in paragraph (b) below and (B) all payments and prepayments of principal which would otherwise have been applied to repay the converted Eurodollar Loans shall instead be applied to repay the Base Rate Loans resulting from the conversion of such Eurodollar Loans.

                (b) For purposes of this Section 2.13, a notice to the Borrower (with a copy to the Administrative Agent) by any Lender pursuant to paragraph (a) above shall be effective on the date of receipt thereof by the Borrower.

        2.14    INDEMNITY.
                ----------

        THE BORROWER SHALL INDEMNIFY EACH LENDER AGAINST ANY LOSS OR REASONABLE EXPENSE WHICH SUCH LENDER MAY SUSTAIN OR INCUR AS A CONSEQUENCE OF (A) ANY FAILURE BY THE BORROWER TO FULFILL ON THE DATE OF ANY BORROWING HEREUNDER THE APPLICABLE CONDITIONS SET FORTH IN SECTION 4, (B) ANY FAILURE BY THE BORROWER TO BORROW HEREUNDER AFTER A NOTICE OF BORROWING PURSUANT TO SECTION 2 HAS BEEN GIVEN, (C) ANY PAYMENT, PREPAYMENT, OR CONVERSION OF A EURODOLLAR LOAN REQUIRED BY ANY OTHER PROVISION OF THIS AGREEMENT OR OTHERWISE MADE ON A DATE OTHER THAN THE LAST DAY OF THE APPLICABLE INTEREST PERIOD FOR ANY REASON, INCLUDING WITHOUT LIMITATION THE ACCELERATION OF OUTSTANDING LOANS AS A RESULT OF ANY EVENT OF DEFAULT, (D) ANY FAILURE BY THE BORROWER FOR ANY REASON (INCLUDING WITHOUT LIMITATION THE EXISTENCE OF A DEFAULT OR AN EVENT OF DEFAULT) TO PAY, PREPAY OR CONVERT A EURODOLLAR LOAN ON THE DATE FOR SUCH PAYMENT, PREPAYMENT OR CONVERSION, SPECIFIED IN THE RELEVANT NOTICE OF PAYMENT, PREPAYMENT OR CONVERSION UNDER THIS AGREEMENT. THE INDEMNITY OF THE BORROWER PURSUANT TO THE IMMEDIATELY PRECEDING SENTENCE SHALL INCLUDE, BUT NOT BE LIMITED TO, ANY LOSS OR REASONABLE EXPENSE SUSTAINED OR INCURRED OR TO BE SUSTAINED OR INCURRED IN LIQUIDATING OR EMPLOYING DEPOSITS FROM THIRD PARTIES ACQUIRED TO EFFECT OR MAINTAIN SUCH LOAN OR ANY PART THEREOF AS A EURODOLLAR LOAN. SUCH LOSS OR REASONABLE EXPENSE SHALL INCLUDE, WITHOUT LIMITATION, AN AMOUNT EQUAL TO THE EXCESS, IF ANY, AS REASONABLY DETERMINED BY EACH LENDER OF (I) ITS COST OF OBTAINING THE FUNDS FOR THE LOAN BEING PAID, PREPAID, OR CONVERTED OR NOT BORROWED, PAID, PREPAID OR CONVERTED (BASED ON THE EURODOLLAR RATE APPLICABLE THERETO) FOR THE PERIOD FROM THE DATE OF SUCH PAYMENT, PREPAYMENT, OR CONVERSION OR FAILURE TO BORROW, PAY, PREPAY OR CONVERT TO THE LAST DAY OF THE INTEREST PERIOD FOR SUCH LOAN (OR, IN THE CASE OF A FAILURE TO BORROW, PAY, PREPAY OR CONVERT, THE INTEREST PERIOD FOR THE LOAN WHICH WOULD HAVE COMMENCED ON THE DATE OF SUCH FAILURE TO BORROW, PAY, PREPAY OR CONVERT) OVER (II) THE AMOUNT OF INTEREST (AS REASONABLY DETERMINED BY SUCH LENDER) THAT WOULD BE REALIZED BY SUCH LENDER IN REEMPLOYING THE FUNDS SO PAID, PREPAID, OR CONVERTED OR NOT BORROWED, PAID, PREPAID OR CONVERTED FOR SUCH PERIOD OR INTEREST PERIOD, AS THE CASE MAY BE. A CERTIFICATE OF EACH LENDER SETTING FORTH ANY AMOUNT OR AMOUNTS AND, IN REASONABLE DETAIL, THE COMPUTATIONS THEREOF, WHICH SUCH LENDER IS ENTITLED TO RECEIVE PURSUANT TO THIS SECTION 2.14 SHALL BE DELIVERED TO THE BORROWER (WITH A COPY TO THE ADMINISTRATIVE AGENT) AND SHALL BE CONCLUSIVE, IF MADE IN GOOD FAITH, ABSENT MANIFEST ERROR. THE BORROWER SHALL PAY TO THE ADMINISTRATIVE AGENT FOR THE ACCOUNT OF EACH LENDER THE AMOUNT SHOWN AS DUE ON ANY CERTIFICATE WITHIN 30 DAYS AFTER ITS RECEIPT OF THE SAME. NOTWITHSTANDING THE FOREGOING, IN NO EVENT SHALL ANY LENDER BE PERMITTED TO RECEIVE ANY COMPENSATION HEREUNDER CONSTITUTING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE. WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER OBLIGATIONS OF THE BORROWER HEREUNDER, THE OBLIGATIONS OF THE BORROWER UNDER THIS SECTION 2.14 SHALL SURVIVE FOR ONE YEAR AFTER THE TERMINATION OF THIS AGREEMENT AND/OR THE PAYMENT OR ASSIGNMENT OF ANY OF THE LOANS OR NOTES.

        2.15    Pro Rata Treatment.
                -------------------

        Unless otherwise specifically provided herein, each payment or prepayment of principal and each payment of interest with respect to a Borrowing shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans extended by each Lender, if any, with respect to such Borrowing, and conversions of Loans to Loans of another Type and continuations of Loans that are Eurodollar Loans from one Interest Period, shall be made pro rata among the Lenders in accordance with their respective Commitments.

        2.16    Sharing of Setoffs.
                -------------------

        Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff, or counterclaim against the Borrower, including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable Debtor Relief Law or otherwise, obtain payment (voluntary or involuntary) in respect of the Note held by it (other than pursuant to Section 2.12 or Section 2.14) as a result of which the unpaid principal portion of the Note held by it shall be proportionately less than the unpaid principal portion of the Note held by any other Lender, it shall be deemed to have simultaneously purchased from such other Lender a participation in the Note held by such other Lender, so that the aggregate unpaid principal amount of the Note and participations in Notes held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Notes then outstanding as the principal amount of the Note held by it prior to such exercise of banker's lien, setoff, or counterclaim was to the principal amount of all Notes outstanding prior to such exercise of banker's lien, setoff, or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.16 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Note deemed to have been so purchased may, upon the existence of an Event of Default, exercise any and all rights of banker's lien, setoff, or counterclaim with respect to any and all moneys owing by the Borrower to such Lender as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

        2.17    Payments.
                ---------

                (a) The Borrower shall make each payment hereunder and under any instrument delivered hereunder not later than 1:00 p.m. (New York time) on the day when due in dollars to the Administrative Agent at its address referred to on Schedule 1 for the account of the Lenders, in immediately available funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal of or interest on Loans (other than pursuant to Section
        2.12 and Section 2.14) or Commitment Fees ratably to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

                (b) Whenever any payment hereunder or under any Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in all such case be included in the computation of payment of interest or Commitment Fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of a Eurodollar Loan to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                (c) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made or will make such payment in full to the Administrative Agent on such
        date  and  the  Administrative   Agent  may,  in  reliance  upon  such
        assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

                (d) All payments (whether of principal, interest, fees, reimbursements, or otherwise) by the Borrower under this Agreement shall be made without setoff or counterclaim and shall be made free and clear of and without deduction for any present or future Tax, levy, impost, or any other charge against the Borrower, if any, of any nature whatsoever now or hereafter imposed by any Tribunal excluding, in the case of each Lender and the Agents, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the Laws of which such Lender (or its Applicable Lending Office) or such Agent (as the case may be) is organized or any political subdivision thereof. If the making of such payments by the Borrower is prohibited by Law unless such a Tax, levy, impost, or other charge is deducted or withheld therefrom, the Borrower shall pay to the Administrative Agent, on the date of each such payment, such additional amounts (without duplication of any other amounts required to be paid by the Borrower pursuant to Section 2.12) as may be necessary in order that the net amounts received by the Lenders after such deduction or withholding shall equal the amounts which would have been received if such deduction or withholding were not required. The Borrower shall confirm that all applicable Taxes, if any, imposed on this Agreement or transactions hereunder shall have been properly and legally paid by it to the appropriate taxing authorities by sending official Tax receipts or notarized copies of such receipts to the Administrative Agent within 30 days after payment of any applicable Tax.

                (e) So long as no Event of Default has occurred and is continuing, payments and prepayments of the Obligation shall be applied first to accrued interest then due and payable and to the remaining Obligation in the order and manner as the Borrower may direct; provided, however, unless a Default or Event of Default has occurred and is continuing, any payments and prepayments made pursuant to Section 2.5(a) or Sections 2.11(a) through (d) shall be applied first to accrued interest then due and payable, then to principal of the Loans. At any time during which an Event of Default has occurred and is continuing or if the Borrower fails to give direction, any payment or prepayment shall be applied in the following order: (i) to expenses and fees for which the Agents and the Lenders have not been reimbursed in accordance with the Loan Papers; (ii) to accrued interest; and (iii) to the remaining Obligation in the order and manner as the Majority Lenders deem appropriate.

        2.18    Calculation of Eurodollar Rate.
                -------------------------------

        The provisions of this Agreement relating to calculation of the Eurodollar Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate, it being understood that each Lender shall be entitled to fund and maintain its funding of all or any part of a Eurodollar Loan as it sees fit. All such determinations hereunder, however, shall be made as if each Lender had actually funded and maintained funding of each Eurodollar Loan through the purchase in the London interbank market of one or more eurodollar deposits, in an amount equal to the principal amount of such Loan and having a maturity corresponding to the Interest Period for such Loan.

        2.19    Booking Loans.
                --------------

        Any Lender may make, carry, or transfer Loans at, to, or for the account of any of its branch offices.

        2.20    Quotation of Rates.
                -------------------

        It is hereby acknowledged that the Borrower may call the Administrative Agent on or before the date on which notice of a Borrowing is to be delivered by the Borrower in order to receive an indication of the rate or rates then in effect, but that such projection shall not be binding upon the Administrative Agent or any Lender nor affect the rate of interest which thereafter is actually in effect when the election is made.

                                   SECTION 3
                                   ---------
                         REPRESENTATIONS AND WARRANTIES.
                         ------------------------------

        The Borrower represents and warrants to the Agents and the Lenders as follows (it being understood and agreed that the representations and warranties made on the Closing Date are deemed to be made concurrently with the consummation of the part of the Purchase occurring on the Closing Date).

        3.1     Purpose of Credit Facility.
                ---------------------------

        The Borrower will use Loan proceeds only to finance a portion of the purchase price to be paid in connection with the Purchase and to pay Transaction Costs. The proceeds loaned hereunder will not be used directly or indirectly for the purpose of purchasing or carrying, or for the purpose of extending credit to others for the purpose of purchasing or carrying, any Margin Stock, or to repay any Debt which was created for such purposes.

        3.2     Corporate Existence, Good Standing, and Authority.
                --------------------------------------------------

        Each Company is, to the best of the Borrower's knowledge, duly organized, validly existing, and in good standing under the Laws of its state of incorporation (such jurisdictions being identified on Exhibit 21 of Borrower's most recent annual report filed with the Securities and Exchange Commission on Form 10-K). Except where failure would not reasonably be expected to have a Material Adverse Effect, each Company (a) is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature and extent of its business and properties require the same, and (b) possesses all requisite authority, power, licenses, permits, and franchises to conduct its business as is now being, or is contemplated herein to be, conducted. The Borrower possesses all requisite authority, power, licenses, permits, and franchises to execute, deliver, and comply with the terms of the Loan Papers, all which have been duly authorized and approved by all necessary corporate action and, except where failure would not reasonably be expected to have a Material Adverse Effect, for which no approval or consent of any Person or Tribunal is required which has not been obtained and no filing or other notification to any Person or Tribunal is required which has not been properly completed.

        3.3     Significant Subsidiaries.
                -------------------------

        Exhibit 21 of Borrower's most recent annual report filed with the Securities and Exchange Commission on Form 10-K sets forth, in all material respects, all existing Significant Subsidiaries of the Borrower as of December 31, 2001 and correctly lists, as to each Significant Subsidiary, (a) its name and (b) its jurisdiction of incorporation. The shares of capital stock of each Significant Subsidiary owned by the Borrower as of December 31, 2001 (either directly or indirectly through another Subsidiary) as set forth on Exhibit 21 of Borrower's most recent annual report filed with the Securities and Exchange Commission on Form 10-K are the duly authorized, validly issued, fully paid, and nonassessable shares of such Significant Subsidiary and are owned by the Borrower free and clear of all Liens except Permitted Liens. Schedule 3.3 hereto correctly sets forth the ownership interests of the Borrower, each Significant Subsidiary as of April 30, 2002, and the entities that will acquire the assets in connection with the Purchase as of the Closing Date both before and after giving effect to the Purchase.

        3.4     Financial Statements.
                ---------------------

        The Current Financials were prepared in accordance with GAAP and present fairly the consolidated financial condition and the results of operations of the Companies as of, and for the periods ended, the dates thereof. There were no material (to the Companies taken as a whole) liabilities, direct or indirect, fixed or contingent, of any Company as of the date of the Current Financials which are not reflected therein. No Company has incurred any material (to the Companies taken as a whole) liability, direct or indirect, fixed or contingent, between the date of the most recent audited Current Financials and the date hereof, except in the ordinary course of business, such as in connection with acquisitions and financing activities. Each of the Pro Formas reflects the consummation of the Purchase, the sale of the Wireless Assets and the making of the Loans under this Agreement as if such transactions, with respect to the Pro Forma Balance Sheet, had occurred on December 31, 2001 or, with respect to the Pro Forma Statement of Operations, had occurred on the first day of the fiscal year ending December 31, 2001. The Pro Formas are consistent in all material respects with the corresponding forecasts delivered to the Lenders prior to the Closing Date. The Projections have been prepared in the light of the past operations of the business of the Companies and represent, as of the Closing Date, the good faith estimate of the Companies and their respective senior management of the course of the business of the Companies (including, without limitation, after giving effect to the Purchase, the sale of the Wireless Assets and the making of the Loans under this Agreement) based on the assumptions stated therein.

        3.5     Compliance with Laws, Charter, and Agreements.
                ----------------------------------------------

        No Company is, nor will the execution, delivery, performance, or observance of the Loan Papers cause any Company to be, in violation of any Laws or any Material Agreements to which it is a party, other than such violations which would not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Significant Subsidiary is, nor will the execution, delivery, performance, or observance of the Loan Papers cause the Borrower or any Significant Subsidiary to be, in violation of its bylaws or charter.

        3.6     Litigation.
                -----------

        Except as described in the Form 10-Q filed by the Borrower for the quarterly period ended March 31, 2002 with the Securities and Exchange Commission and to the knowledge of the Borrower, no Company is aware of any "Material" Litigation, and there are no Material outstanding or unpaid judgments against any Company. Material for purpose of this Section 3.6 in relation to Litigation would include any actions or proceedings pending or threatened against any Company before any court or Tribunal seeking damages, net of insurance proceeds to the Company, in excess of $10,000,000 in any case or 1% of Consolidated Net Worth in the aggregate, or which might result in any Material Adverse Effect.

        3.7     Taxes.
                ------

        All Tax returns of each Company required to be filed have been filed (or extensions have been granted) except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and all Taxes imposed upon each Company which are due and payable have been paid other than Taxes for which the criteria for Permitted Liens have been satisfied.

        3.8     Environmental Matters.
                ----------------------

        No Company's ownership of its assets violates any applicable Environmental Law, other than such violations which would not reasonably be expected to have a Material Adverse Effect. To the Borrower's knowledge, no investigation or review is pending or threatened by any Tribunal with respect to any alleged violation of any Environmental Law in connection with any Company's assets. None of any Company's assets have been used by such Company or, to the Borrower's knowledge, any other Person as a dump site for any Hazardous Substance except where such use would not reasonably be expected to have a Material Adverse Effect.

        3.9     Employee Benefit Plans.
                -----------------------

                (a) No employee benefit plan as defined in the Code and Title IV of ERISA of any Company has incurred an accumulated funding deficiency in an amount sufficient to have a Material Adverse Effect,
        (b) no Company has incurred liability to the PBGC in connection with any such plan where such liability could reasonably be expected to have a Material Adverse Effect, (c) no Company has withdrawn in whole or in part from participation in a Multiemployer Plan where the withdrawal could reasonably be expected to have a Material Adverse
        Effect,  and  (d)  to  the  best  of  the  Borrower's  knowledge,   no
        "prohibited transaction" (as defined in section 406 of ERISA or section 4975 of the Code) or "reportable event" (as defined in section 4043 of ERISA) has occurred which could reasonably be expected to have a Material Adverse Effect.

        3.10    Properties; Liens.
                ------------------

        Each Company has good and marketable (except for Permitted Liens) title to all its property reflected on the most recent Current Financials (except for dispositions of property in the ordinary course of business between the date or dates thereof and the date hereof). Except for Permitted Liens, there is no Lien on any property of any Company, and the execution, delivery, performance, or observance of the Loan Papers will not require or result in the creation of any Lien other than Permitted Liens.

        3.11    Holding Company and Investment Company Status.
                ----------------------------------------------

        The Borrower is not (a) a "holding company," a "subsidiary company" of a "holding company," an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended, (b) a "public utility" within the meaning of the Federal Power Act, as amended, (c) an "investment company" within the meaning of the Investment Company Act of 1940, as amended,
(d) an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended, or (e) directly subject to the jurisdiction of the Federal Communications Commission or any public service commission.

        3.12    Transactions with Affiliates.
                -----------------------------

        Except as disclosed on Schedule 3.12, no Company is a party to a material transaction with any of its Affiliates other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such Company could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate and transactions between or among the Borrower and/or Companies that are directly or indirectly wholly-owned by the Borrower. For purposes of this Section 3.12, such transactions are "material" if they, individually or in the aggregate, require any Company to pay more than 1 percent of Consolidated Net Worth over the course of such transactions.

        3.13    Leases.
                -------

        All material leases under which any Company is lessee or tenant are in full force and effect, and no default or potential default exists thereunder.

        3.14    Labor Matters.
                --------------

        There are no actual or, to the Borrower's knowledge, threatened strikes, labor disputes, slow downs, walkouts, or other concerted interruptions of operations by any Company's employees, the effect of which would have a Material Adverse Effect.

        3.15    Insurance.
                ----------

        Each Company maintains with financially sound insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and businesses against such casualties and contingencies and of such types and in such amounts (and with co-insurance and deductibles) as is customary in the case of same or similar businesses; provided, however, a program of self-insurance in such amounts and against such risks as are prudent and which is consistent with accepted business practice shall constitute compliance with this Section 3.15.

        3.16    Solvency.
                ---------

        The Companies are, and after giving effect to the transactions contemplated under the Loan Papers will be, Solvent.

        3.17    Business.
                ---------

        The business of the Borrower, as presently conducted and as proposed to be conducted, is set forth on Schedule 3.17.

        3.18    General.
                --------

        All writings exhibited or delivered to the Agents by or on behalf of any Company are and will be genuine and in all material respects what they purport and appear to be.

                                   SECTION 4
                                   ---------
                              CONDITIONS PRECEDENT.
                              --------------------

        4.1     Initial Loan.
                -------------

        No Lender will be obligated to fund the initial Loan unless the Arranger has received all of the following in form and substance satisfactory to the Arranger and its special counsel:

                (a) Loan Papers. This Agreement, the Notes, a Notice of Borrowing, the Current Financials, the Pro Formas and the Projections.

                (b) Secretary's Certificates. A certificate dated as of the date hereof, executed and delivered by the Borrower, certifying that
        (i) attached is a true, correct, and complete copy of (A) the Borrower's charter, certified by the appropriate state official and dated a Current Date, (B) the Borrower's bylaws, and (C) resolutions of the Borrower's board of directors authorizing the execution and delivery of each Loan Paper to which the Borrower is a party, the Related Agreements and the Purchase and (ii) the officers whose specimen signatures appear on such certificate hold the corporate office indicated and are authorized to sign agreements, documents, and instruments on behalf of the Borrower.

                (c) Good Standing, Existence, and Authority. Certificates (dated a Current Date) relating to the Borrower's existence, good standing, and authority to transact business issued by appropriate state officials.

                (d) Opinions of Borrower's Counsel. The favorable opinion, dated the Closing Date, of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., special counsel to the Borrower.

                (e) Officer's Certificate. A certificate, dated the Closing Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance, as of the Closing Date, with the conditions set forth in paragraphs (a) and (b) of Section 4.2.

                (f) Fees and Expenses. Payment from the Borrower of all fees (including, without limitation, fees of their respective legal counsel) then due the Agents or the Lenders pursuant to this Agreement or any other agreement.

                (g)   [Intentionally Omitted.]

                (h) Consummation of Purchase. Evidence that, with respect to the consummation of the Purchase, (i) all conditions to the Purchase set forth in Article VI of at least one of the Purchase Agreements and the related documents shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of the Arranger;
        (ii) the applicable part of the Purchase shall have become effective in accordance with the terms of the Purchase Agreement and related documents; and (iii) the aggregate cash consideration paid on the Closing Date in connection with the Purchase or part thereof shall not exceed $2,159,000,000.

                (i) Related Agreements. A fully executed or conformed copy of each principal Related Agreement, together with copies of opinions of
        counsel,   if  any,  delivered  to  the  parties  under  such  Related
        Agreements, accompanied by a letter from each such counsel (to the extent not inconsistent with such counsel's established internal policies) authorizing Lenders to rely upon such opinion to the same extent as though it were addressed to Lenders. Each Related Agreement shall be in full force and effect and no provision thereof shall have been modified or waived in any respect determined by the Arranger to be material, in each case without the consent of the Arranger.

                (j) Consents and Approvals. Evidence (i) of the Borrower's receipt of all Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with this Agreement and all documents, instruments or agreements executed and delivered in connection therewith, the portion of the Purchase being consummated on the Closing Date, and the Related Documents and (ii) that all waiting periods applying in connection with the foregoing shall have expired without any action being taken by any applicable Tribunal. In addition to the foregoing, the representations and warranties set forth in Article IV of each Purchase Agreement shall be true and correct in all material respects as of the Closing Date, or with the prior approval of the Arranger, waived.

                (k) Litigation. Evidence that there exists no action, suit, litigation or proceeding pending or threatened in any court or before any arbitrator or Tribunal that materially impairs the Purchase, the financing thereof or any of the transactions contemplated by this Agreement, or that would have a material adverse effect on the
        Borrower, the Purchase, the financing thereof or any of the transactions contemplated by this Agreement.

                (l) Certain Agreements; Organizational and Capital Structure. Fully executed copies of any agreements (other than the Related Agreements) relating to the organizational structure and/or capital structure of the Borrower. The organizational structure and capital structure of the Significant Subsidiaries as of April 30, 2002 and the entities that will acquire the assets pursuant to the Purchase, both before and after giving effect to the Purchase, shall be as set forth on Schedule 3.3.

                (m) Transaction Costs. The Borrower's reasonable best estimate of the Transaction Costs (other than fees payable to any Agent).

                (n) Other. Such other agreements, documents, instruments, opinions, certificates, and evidences as the Arranger may reasonably request.

                (o) Additional Condition Precedent. If the funding of the initial Loan hereunder shall not have occurred before July 1, 2002 and the Borrower shall not have elected to increase the Commitment Fee Percentage pursuant to Section 2.4(a), evidence (including, without limitation, a certificate executed and delivered by a Financial Officer to such effect) that, since the date of the most recent audited consolidated Financial Statements of the Companies, there shall not have occurred any Material Adverse Effect.

        4.2     Each Loan.
                ----------
        In addition, the Lenders will not be obligated to fund any Loan unless at the time of such funding (a) the representations and warranties made in the Loan Papers are true and correct in all material respects (except to the extent that (i) the representations and warranties speak to a specific date or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated or permitted by this Agreement), it being understood and agreed that the representations and warranties made at the time of any funding shall be deemed to be made concurrently with the consummation of the part of the Purchase occurring at such time, (b) no Default or Event of Default shall have occurred and shall be continuing, (c) the funding of such Loan is permitted by Law, and (d) if requested by the Arranger or the Majority Lenders, the Borrower shall have delivered to the Arranger evidence substantiating any of the matters contained in this Agreement which are necessary to enable the Borrower to qualify for such Loan.

        4.3     Materiality of Conditions.
                --------------------------

        Each condition precedent herein is material to the transactions contemplated herein, and time is of the essence in respect of each thereof.

        4.4     Waiver of Conditions.
                ---------------------

        Subject to the provisions of Section 9.15, the Majority Lenders may elect to fund any Loan without all conditions being satisfied, but this shall not be deemed to be a waiver of the requirement that each such condition precedent be satisfied as a prerequisite for any subsequent Loan, unless the Majority Lenders (or, if required by Section 9.15, all Lenders) specifically waive each such item in writing.

                                   SECTION 5
                                   ---------
                                   COVENANTS.

        So long as the Lenders are committed to make Loans under this Agreement and thereafter until the Obligation is paid and performed in full, unless the Borrower receives a prior written notice from the Majority Lenders (or, if required by Section 9.15, all Lenders) that they do not object to a deviation, the Borrower covenants and agrees with the Agents and the Lenders as follows:

        5.1     Use of Proceeds.
                ----------------

        Proceeds of Loans advanced hereunder shall be used only as represented herein.

        5.2     Books and Records.
                ------------------

        Each Company shall maintain, in accordance with GAAP, proper and complete books, records, and accounts which are necessary to prepare the financial statements required to be delivered hereunder.

        5.3     Items to be Furnished.
                ----------------------

        The Borrower shall cause the following to be furnished to the Arranger:

                (a) Promptly after preparation, and no later than 120 days after the last day of each fiscal year of the Borrower, Financial Statements showing the consolidated financial condition and results of operations of the Companies as of, and for the year ended on, such last day, accompanied by (i) the opinion of KPMG Peat Marwick LLP (or another firm of nationally-recognized independent certified public accountants reasonably acceptable to Majority Lenders), based on an audit using generally accepted auditing standards, that such Financial Statements were prepared in accordance with GAAP and present fairly the consolidated financial condition and results of operations of the Companies (and such accountants shall indicate in a letter to the Arranger, that during their audit no Default or Event of Default not already reported was discovered or, if such Default or Event of Default was discovered, the nature and period of existence thereof) and (ii) a Financial Report Certificate with respect to such Financial Statements.

                (b) Promptly after preparation, and no later than 60 days after the last day of each of the first three quarters of each fiscal year of the Borrower, (i) Financial Statements showing the consolidated financial condition and results of operations of the Companies as of, and for the period from the beginning of the current fiscal year to, such last day, and (ii) a Financial Report Certificate with respect to such Financial Statements.

                (c) Promptly after preparation (and no later than the later of 15 days (a) after such filing is due or (b) after timely filing, if filed with the Securities and Exchange Commission), true copies of all regular and periodic reports, statements, documents, plans, and other written communications furnished by or on behalf of any Company to stockholders or to the Securities and Exchange Commission. However, only registration statements covering more than 2 percent of the Borrower's outstanding shares of common stock shall be required to be furnished unless specifically requested by the Arranger.

                (d) Promptly upon receipt thereof, copies of any notices received from any Tribunal (including, without limitation, state regulatory agencies) relating to the possible violation or violation of any Law which might have a Material Adverse Effect.

                (e) Notice, promptly after the Borrower knows or has reason to know of, (i) the existence of any "Material" Litigation as defined in Section 3.6, (ii) any material change in any material fact or circumstance represented or warranted in any Loan Paper, or (iii) a Default or Event of Default, specifying the nature thereof and what action the Borrower or any other Company has taken, is taking, or proposes to take with respect thereto.

                (f) Notice, promptly after the Borrower knows or has reason to know of, a Subsidiary Encumbrance, as defined in Section 5.24(c).

                (g) Promptly upon the Arranger's reasonable request, such information (not otherwise required to be furnished under the Loan Papers) respecting the business affairs, assets, and liabilities of any Company, and any opinions, certifications, and documents, in addition to those mentioned herein.

        5.4     Inspection.
                -----------

        The Borrower shall allow the Arranger and each Lender, when the Arranger or such Lender reasonably deems necessary, at such Lender's own expense if no Default then exists, to inspect any of its properties, to review reports, files, and other records and to make and take away copies thereof, to conduct tests or investigations, and to discuss any of its affairs, conditions, and finances with any director, officer, or employee of such Company from time to time, upon reasonable notice during reasonable business hours, or otherwise when reasonably considered necessary.

        5.5     Taxes.
                ------

        Each Company shall promptly pay when due any Taxes, except those which if unpaid would not cause a Material Adverse Effect and Taxes for which the criteria for Permitted Liens have been satisfied. No Company shall use any proceeds of Loans to pay the wages of employees unless a timely payment to or deposit with the United States of America of all amounts of Tax required to be deducted and withheld with respect to such wages is also made.

        5.6     Payment of Obligations.
                -----------------------

        Each Company shall promptly pay (or renew and extend) all of its material obligations as the same become due, but no Company will make any voluntary prepayment of the principal of any Debt other than the Obligation, whether subordinate to the Obligation or not, if a Default or Event of Default exists under any Loan Paper.

        5.7     Expenses.
                ---------

        The Borrower shall promptly pay (a) all reasonable and necessary out-of-pocket costs, fees, and expenses paid or incurred by the Arranger incident to any Loan Paper (including, but not limited to, the reasonable fees and expenses of counsel to the Arranger in connection with the negotiation, preparation, delivery, and execution of the Loan Papers and any related amendment, waiver, or consent); and (b) all out-of-pocket costs, fees and expenses paid or incurred by the Arranger and any of the Lenders in connection with the enforcement of the obligations of any Company or the exercise of any Rights under this Agreement (including, but not limited to, reasonable attorneys' fees and court costs), all of which shall be a part of the Obligation.

        5.8     Maintenance of Existence, Assets, Business, and Insurance.
                ----------------------------------------------------------

        Except as permitted by Section 5.13, each Company shall at all times:
Maintain its corporate existence and authority to transact business and good standing in its jurisdiction of incorporation or organization and all other jurisdictions where the failure to so maintain could reasonably be expected to have a Material Adverse Effect; maintain all licenses, permits, and franchises necessary for its business, where the failure to so maintain could reasonably be expected to have a Material Adverse Effect; keep all of its assets which are necessary to its business in good working order and condition (ordinary wear and tear excepted), and make all necessary repairs and replacements thereto; and maintain either (a) insurance with such insurers, in such amounts, and covering such risks, as shall be ordinary and customary in the industry or (b) a comparable self-insurance program.

        5.9     Preservation and Protection of Rights.
                --------------------------------------

        Each Company shall perform such acts and duly authorize, execute, acknowledge, deliver, file, and record any additional agreements, documents, instruments, and certificates as the Arranger may reasonably deem necessary or appropriate in order to preserve and protect the Rights of the Agents or the Lenders under any Loan Paper.

        5.10    Employee Benefit Plans.
                -----------------------

        No Company will, directly or indirectly, if it would have a Material Adverse Effect, (a) engage in any "prohibited transaction" (as defined in section 406 of ERISA or section 4975 of the Code), (b) permit the funding requirements under ERISA with respect to any employee benefit plan established or maintained by any Company to ever be less than the minimum required by ERISA,
(c) permit any employee benefit plan established or maintained by any Company to ever be subject to involuntary termination proceedings, or (d) fully or partially withdraw from any Multiemployer Plan.

        5.11    Liens.
                ------

        No Company will create, incur, or suffer or permit to be created or incurred or to exist any Lien (other than Permitted Liens) upon any of its assets unless the Obligations then outstanding shall be secured by such Lien equally and ratably with any and all obligations and indebtedness secured by such Lien.

        5.12    Restricted Payments.
                --------------------

        The Borrower will not directly or indirectly make or declare any Restricted Payment, unless no Default has occurred and is continuing or would result from such Restricted Payment.

        5.13    Mergers and Consolidations.
                ---------------------------

        No Company will merge or consolidate with any Person other than any merger or consolidation of a Company (other than the Borrower) into the Borrower or another Company.

        5.14    Loans, Advances, and Investments.
                ---------------------------------

        Except as permitted by Section 5.13, no Company will make any loan, advance, extension of credit, or capital contribution to, make any investment in, or purchase or commit to purchase any stock or other securities or evidences of Debt of, or interests in, any other Person, other than (a) Acquisitions, (b) expense accounts for and other advances to directors, officers, and employees of such Company in the ordinary course of business not to exceed $1,000,000 in the aggregate outstanding at any time; (c) investments in (or secured by) obligations of the United States of America and agencies thereof and obligations guaranteed by the United States of America maturing within one year from the date of acquisition; (d) certificates of deposit issued by any of the Lenders;
(e) certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation or are issued by commercial banks organized under the Laws of the United States of America or any state thereof and having combined capital, surplus, and undivided profits of not less than $100,000,000 (as shown on such Person's most recently published statement of condition), and which certificates of deposit have one of the two highest ratings from Moody's or S&P, unless Borrower has a written commitment to borrow funds from such commercial bank; (f) commercial paper rated A-1 by Moody's or P-1 by S&P; (g) investments having one of the two highest ratings from Moody's or S&P; (h) extensions of credit in connection with trade receivables and overpayments of trade payables, in each case resulting from transactions in the ordinary course of business; (i) loans from any Company to any other Company, investments by any Company in any other Company, and Guaranties by any Company of the Debt of any other Company;
(j) investments in the cash surrender value of life insurance policies issued by Persons with a financial rating from A.M. Best Company (as reported in Best's Insurance Reports) of at least "A+"; provided, however, that if such Person's financial rating is downgraded to less than "A+", then within 90 days following such downgrading, either (i) such cash value life insurance policies will be transferred to another insurance company with a financial rating of at least "A+", (ii) such cash value insurance policies will be collapsed and the cash value thereof will be collected by the investing Company, or (iii) such investment will become an investment subject to the limitations of subparagraph
(n) of this Section 5.14; (k) investments in the capital stock or securities of or loans to or Guaranties of the Debt of any Person engaged in business comparable to the general business of any Company (x) in which a Company possesses (or will possess, after such investment) an equity ownership interest in such Person or (y) secured by the borrower's interest in such business; (l) in the ordinary course of business, investments in the capital stock of the Rural Telephone Bank, National Bank for Cooperatives, or the National Rural Utilities Cooperative Finance Corporation, or any other lender from whom the investing Company is intending to borrow money which requires such Company to make an equity investment in such lender in order to so borrow; (m) Guaranties of the Debt of the Borrower's Employee Stock Ownership Plan; (n) other loans, advances, Guaranties, and investments which never exceed in the aggregate at any time 25% of Adjusted Consolidated Net Worth (valued on the basis of original cost, plus subsequent cash and stock additions, less any write-down in value) and (o) the Purchase; provided that the aggregate amount of any loans, advances, extensions of credit, capital contributions, investments, purchases or commitments to purchase made after August 31, 2002 pursuant to clauses (a), (k) and (n) above shall not exceed $100,000,000.

        5.15    Transactions with Affiliates.
                -----------------------------

        No Company will enter into any material transaction with any of its Affiliates (other than the Borrower or another Company that is directly or indirectly wholly-owned by the Borrower), other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such Company could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate. For purposes of this Section 5.15, such transactions are "material" if they, individually or in the aggregate, require any Company to pay more than 1 percent of Consolidated Net Worth over the course of such transactions.

        5.16    Sale of Assets.
                ---------------

        No Company will sell, lease, or otherwise dispose of all or any substantial part of its assets other than (a) sales of inventory in the ordinary course of business, (b) sales of equipment for a fair and adequate consideration, provided that if any such equipment is sold, and a replacement is necessary for the proper operation of the business of such Company, such Company will replace such equipment with adequate equipment, (c) the exchange of assets -- other than equipment -- for similar assets of equal or greater value, (d) the sale, discount, or transfer of delinquent notes or accounts receivable in the ordinary course of business for purposes of collection, and (e) other dispositions of assets (other than accounts receivable and related assets), provided that the Borrower shall, no later than the first Business Day following the date of receipt by any Company of the Net Cash Proceeds of such disposition of assets, prepay the Loans in an aggregate amount equal to (i) 100% of such Net Cash Proceeds minus (ii) $1,000,000 or, to the extent the amount of (i) such Net Cash Proceeds minus (ii) $1,000,000 shall exceed the aggregate amount of the Loans then outstanding, permanently reduce the Commitments by an amount equal to such excess, provided further that, notwithstanding the foregoing provisions of this clause (e), at any time that the Senior Unsecured Long-Term Debt Rating shall be lower than the Senior Unsecured Long-Term Debt Rating in effect as of the Closing Date (it being understood that the Debt Rating by S&P as of the Closing Date is BBB+ and the Debt Rating by Moody's as of the Closing Date is
Baa2), the net book value of all assets disposed of pursuant to this clause (e) (net of acquisitions of similar assets) in all such transactions during any period of 12 consecutive months (commencing with the first date as of which such lower Senior Unsecured Long-Term Debt Rating shall have become effective) (excluding the value of the Wireless Assets) shall not exceed an amount equal to 10 percent of Consolidated Net Worth as set forth in the most recent Financial Statements delivered pursuant to Section 5.3 of this Agreement.

        5.17    Compliance with Laws and Documents.
                -----------------------------------

        No Company will violate the provisions of any Laws or any Material Agreement if such violation alone, or when aggregated with all other such violations, could reasonably be expected to have a Material Adverse Effect. No Company will violate the provisions of its charter or bylaws or modify, repeal, replace, or amend any provision of its charter or bylaws if such action could reasonably be expected to have a Material Adverse Effect. The Borrower will provide to the Arranger a copy of each document that materially modifies, repeals, replaces, or amends the charter or bylaws of the Borrower.

        5.18    New Businesses.
                ---------------

        No Company will engage in any material business other than the businesses in which it is presently engaged or businesses related thereto, as described on Schedule 3.17.

        5.19    Assignment.
                -----------

        The Borrower will not assign or transfer any of its Rights, duties, or obligations under any of the Loan Papers.

        5.20    Fiscal Year and Accounting Methods.
                -----------------------------------

        The Borrower will not change its fiscal year or accounting methods (other than immaterial changes and changes required by changes in GAAP) without the prior written consent of the Arranger (which shall not be unreasonably withheld).

        5.21    Holding Company and Investment Company Status.
                ----------------------------------------------

        The Borrower will not conduct its business in such a way that it will become (a) a "holding company," a "subsidiary company" of a "holding company," an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended, (b) a "public utility" within the meaning of the Federal Power Act, as amended, (c) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (d) an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

        5.22    Environmental Laws.
                -------------------

        Each Company shall conduct its business so as to comply with all applicable Environmental Laws and shall promptly take corrective action to remedy any non-compliance with any Environmental Law, except where failure to so comply or take such action would not reasonably be expected to have a Material Adverse Effect. Each Company shall maintain a system which, in its reasonable business judgment, will assure its continued compliance with Environmental Laws.

        5.23    Environmental Indemnification.
                ------------------------------

        Borrower shall indemnify, protect, and hold each Indemnified Party harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, proceedings, costs, expenses (including, without limitation, all reasonable attorneys' fees and legal expenses whether or not suit is brought), and disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against such Indemnified Parties, with respect to or as a direct or indirect result of the violation by any Company of any Environmental Law; or with respect to or as a direct or indirect result of any Company's generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence in connection with its properties of a Hazardous Substance including, without limitation, (a) all damages of any such use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence, or (b) the costs of any required or necessary environmental investigation, monitoring, repair, cleanup, or detoxification and the preparation and implementation of any closure, remedial, or other plans. The provisions of and undertakings and indemnification set forth in this paragraph shall survive the satisfaction and payment of the Obligation and termination of this Agreement for a period of time set forth in the statute of limitations in any applicable Environmental Law.

        5.24    Financial Covenants.
                --------------------

                (a) As calculated at the end of each fiscal quarter of the Borrower (but computed with respect to EBITDA for the four fiscal quarters ending on the last day of such fiscal quarter), the Borrower shall not permit the ratio of Funded Debt of the Companies to EBITDA of the Companies to exceed 4.00 to 1.0.

                (b) As calculated at the end of each fiscal quarter of the Borrower (but computed with respect to EBITDA for the four fiscal quarters ending on the last day of such fiscal quarter), the Borrower shall not permit the ratio of Funded Debt of its Subsidiaries to EBITDA of the Companies to exceed 1.50 to 1.0.

                (c) As calculated at the end of each fiscal quarter of the Borrower (but computed for the four fiscal quarters ending on the last day of such fiscal quarter), the Borrower shall not permit the ratio of EBITDA of the Companies to the sum of (i) consolidated interest expense of the Companies and (ii) dividends declared or paid by any Company (other than to another Company) on its preferred capital stock (but if such dividends are declared and paid during such four-quarter period, the amount shall not be counted twice) to be less than 1.50 to 1.0.

        For purposes of this Section 5.24(c), EBITDA and interest expense of any Subsidiary which is subject to any Subsidiary Encumbrance, shall be reduced to the extent such Subsidiary is restricted by the Subsidiary Encumbrance. As used in this Section 5.24(c), "Subsidiary Encumbrance" shall mean, so long as a default has occurred and is continuing under the agreement creating such encumbrance or restriction, any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Debt owed to the Borrower or a Subsidiary of the Borrower, (ii) make loans or advances to, or grant liens in favor of, the Borrower or any of the Borrower's Subsidiaries or (iii) transfer any of its properties or assets to the Borrower, except for such encumbrances or restrictions (A) existing on the date of this Agreement, (B) arising in connection with loans made to any Company by the Rural Electrification Administration, the Rural Utilities Service, the Rural Telephone Bank, or similar lenders such as the Rural Telephone Finance Cooperative, or (C) now existing or hereafter arising under or by reason of either (x) applicable Law or (y) this Agreement and the other Loan Papers.

        Further, for purposes of this Section 5.24, Funded Debt shall include any Company's Guaranty of Funded Debt of any Person other than another Company or the Borrower's Employee Stock Ownership Plan. For the first four quarters following any Acquisition (including, without limitation, the Purchase), calculations under this Section 5.24 shall be made on a pro forma basis as if the properties acquired in connection with such Acquisition were properties of the Companies during the period of calculation.

        In addition, for purposes of this Section 5.24, Funded Debt shall be deemed to exclude the Indebtedness component of the ACES.

        5.25    Special Covenants.
                ------------------

                (a) If at any time after the date of this Agreement the Borrower enters into any financing arrangement with a third party which requires the Borrower or the Companies as a whole to maintain a specified minimum net worth, then such minimum net worth requirement or covenant shall be incorporated herein by reference and made a part of this Agreement for all purposes as of the date such financing arrangement is entered into by the Borrower.

                (b) In addition, if at any time after the date of this Agreement the Borrower shall

                      (i) enter into any bank credit, liquidity or similar facility refinancing the 364-Day Facility that contains or is entitled to the benefits of provisions with respect to interest rates and/or undrawn commitment fees more favorable than those set forth in this Agreement, or amend, restate, supplement or otherwise modify (a "364-Day Modification") the 364-Day Facility to contain or become entitled to the benefits of any such provisions, or

                      (ii) enter into any bank credit, liquidity or similar facility that contains or is entitled to the benefits of provisions with respect to covenants and/or credit enhancements more favorable than those set forth in this Agreement, or amend, restate, supplement or otherwise modify (an "Other Modification" and, together with any 364-Day Modification, each a "Modification") any of its Existing Credit Facilities to contain or become entitled to the benefits of any such provisions, then this Agreement shall be deemed automatically amended to incorporate and become entitled to the benefits of such more favorable provisions.

                (c) In connection with the foregoing paragraphs (a) and (b), the Borrower agrees, concurrently with the preparation of the documentation for any financing arrangement, facility or Modification that will trigger the requirements of the foregoing paragraphs (a) or
        (b), to prepare and deliver to the Arranger for execution, an appropriate amendment to this Agreement, in form and substance reasonably satisfactory to the Arranger, in order that the provisions of the foregoing paragraphs (a) and (b), as applicable, may be implemented concurrently with the establishment of such financing arrangement or facility or the execution of such Modification. The Borrower shall provide the Arranger with a copy of the documentation for any such financing arrangement, facility or Modification promptly upon such financing arrangement, facility or Modification becoming effective, and (except to the extent that furnishing the same to the Arranger would either breach a legal requirement to keep the same confidential, or would be competitively disadvantageous to the underwriter or placement agent for, or the banks or other parties providing, any such financing arrangement or facility) copies of drafts of such documentation as they are prepared. In addition, the Borrower shall obtain any authorizations, approvals or consents of, or any filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, that are necessary to implement the amendments described in this paragraph and to make the undertakings of the Borrower and its Subsidiaries in respect thereof, valid and enforceable.

        5.26    Filing of Agreement.
                --------------------

        Promptly and in any event within 45 days following the date hereof, the Borrower shall file a copy of this Agreement and the schedules hereto as a material contract with the Securities and Exchange Commission. The Borrower shall file any amendments to or waivers of any provisions of this Agreement and the schedules hereto with the Securities and Exchange Commission, within 20 days following the date of effectiveness thereof.

        5.27    Further Assurances.
                -------------------

        At any time or from time to time upon the request of the Arranger, each Company will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Arranger may reasonably request in order to effect fully the purposes of the Loan Papers.

                                   SECTION 6
                                   ---------

                                   DEFAULT.
                                   --------

        The term "Event of Default" means the occurrence and continuance of any one or more of the following events (including the passage of time, if any, specified therefor) (provided that, if any such event occurs and the Lenders or Majority Lenders, as required by the provisions of Section 9.15, subsequently agree in writing that they will not exercise any remedies hereunder as a result thereof, the occurrence and continuance of such event shall no longer be deemed an Event of Default hereunder insofar as the state of facts giving rise to such event is concerned):

        6.1     Payment of Obligation.
                ----------------------

        The failure or refusal of the Borrower to pay any portion of the Obligation, as the same become due in accordance with the terms of the Loan Papers and, in the case of an interest payment, such failure or refusal continues for a period of 5 Business Days (no grace period being given for failure or refusal to make a principal payment). Notwithstanding the foregoing, the Borrower's failure to pay, if caused solely by a wire transfer malfunction or similar problem outside the Borrower's control, shall not be deemed an Event of Default.

        6.2     Covenants.
                ----------

                (a) The failure or refusal of the Borrower (and, if applicable, any other Company) to punctually and properly perform, observe, and comply with any covenant, agreement, or condition contained in Sections 5.3(e)(iii), 5.11, 5.12, 5,14, 5.15, 5.18, 5.19,
        5.20, 5.21, 5.24 and 5.25.

                (b) The failure or refusal of the Borrower (and, if applicable, any other Company) to punctually and properly perform, observe, and comply with any covenant, agreement, or condition contained in any of the Loan Papers to which such Company is a party, other than covenants to pay the Obligation and the covenants listed in clause (a) preceding, and such failure or refusal continues for 10 days after notice from the Arranger to the Borrower.

        6.3     Debtor Relief.
                --------------

        The Companies shall not be Solvent, or any Company (a) fails to pay its Debts generally as they become due, (b) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, or (c) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of the Agents or the Lenders granted in the Loan Papers (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days after its filing).

        6.4     Attachment.
                -----------

        The failure of any Company to have discharged within 60 days after commencement any attachment, sequestration, or similar proceeding which, individually or together with all such other proceedings then pending, affects assets of such Company having a value (individually or collectively) of 1 percent of Consolidated Net Worth or more.

        6.5     Payment of Judgments.
                ---------------------

        Any Company fails to pay any judgments or orders for the payment of money in excess of 1 percent of Consolidated Net Worth (individually or collectively) rendered against it or any of its assets and either (a) any enforcement proceedings shall have been commenced by any creditor upon any such judgment or order or (b) a stay of enforcement of any such judgment or order, by reason of pending appeal or otherwise, shall not be in effect prior to the time its assets may be lawfully sold to satisfy such judgment.

        6.6     Default Under Other Agreements.
                -------------------------------

        A default exists under any Material Agreement to which any Company is a party, the effect of which is to cause, or which permits the holder thereof (or a trustee or representative of such holder) to cause, unpaid consideration of at least 2% of Consolidated Net Worth (individually or in the aggregate) to become due prior to the stated maturity or prior to the regularly scheduled dates of payment.

        6.7     Antitrust Proceedings.
                ----------------------

        A petition or complaint is filed before or by any Tribunal (including, without limitation, the Federal Trade Commission, the United States Justice Department, or the Federal Communications Commission) seeking to cause the Borrower or any Subsidiary to divest a significant portion of its assets or any of its Subsidiaries pursuant to any antitrust, restraint of trade, unfair competition, or similar Laws, and such petition or complaint is not dismissed or discharged within 270 days after the filing thereof.

        6.8     Misrepresentation.
                ------------------

        Administrative Agent, Arranger or any Lender discovers that any statement, representation, or warranty in the Loan Papers, any Financial Statement of the Borrower, or any writing ever delivered to Administrative Agent, Arranger or any Lender pursuant to the Loan Papers is false, misleading, or erroneous when made or delivered in any material respect.

        6.9     Change in Control.
                ------------------

        A Change of Control shall occur. For the purpose of this Section, a "Change of Control" shall be deemed to have occurred if:

                (a) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), but excluding any employee benefit plan or plans of Borrower and its Subsidiaries and Affiliates, becomes the beneficial owner, directly or indirectly, of thirty percent (30%) or more of the combined voting power of Borrower's outstanding voting securities ordinarily having the right to vote for the election of directors of Borrower; or

                (b) the individuals who, as of March 31, 2002 constituted the Board of Directors of Borrower (the "Board" generally and as of March 31, 2002 the "Incumbent Board") cease for any reason to constitute at least two-thirds (2/3) of the Board, or in the case of a merger or consolidation of Borrower, do not constitute or cease to constitute at least two-thirds (2/3) of the board of directors of the surviving company (or in a case where the surviving corporation is controlled, directly or indirectly, by another corporation or entity do not constitute or cease to constitute at least two-thirds (2/3) of the board of such controlling corporation or do not have or cease to have at least two-thirds (2/3) voting seats on any body comparable to a board of directors of such controlling entity or, if there is no body comparable to a board of directors, at least two-thirds (2/3) voting control of such controlling entity), provided that any person becoming a director (or, in the case of a controlling non-corporate entity, obtaining a position comparable to a director or obtaining a voting interest in such entity) subsequent to March 31, 2002, whose election, or nomination for election, was approved by a vote of the persons comprising at least two-thirds (2/3) of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board.

        6.10    ERISA.
                ------

        Any one of the following shall have occurred: (a) any "Reportable Event" as such term is defined in ERISA under any Plan, (b) the appointment by an appropriate Tribunal of a trustee to administer any Plan, (c) the termination of any Plan within the meaning of Title IV of ERISA, or (d) any material accumulated funding deficiency within the meaning of ERISA exists under any Plan, and any of (a), (b), (c) or (d) results in a Material Adverse Effect.

        6.11    Validity and Enforceability of Loan Documents.
                ----------------------------------------------

        Any Loan Paper shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect in any material respect or be declared to be null and void or the validity or enforceability thereof be contested by any Company party thereto or any Company shall deny that it has any liability or obligations under any Loan Paper to which it is a party.

                                   SECTION 7
                                   ---------

                              RIGHTS AND REMEDIES.
                              --------------------

        7.1     Remedies Upon Event of Default.
                -------------------------------

                (a)   Should an Event of Default occur and be continuing under
        Section 6.3, the commitment of the Lenders to make Loans shall automatically terminate and the entire unpaid balance of the Obligation shall automatically become due and payable without any action of any kind whatsoever.

                (b) Should any other Event of Default occur and be continuing, subject to any agreement among the Lenders, the Arranger may (and shall upon the request of the Majority Lenders), at its (or the Majority Lenders') election, do any one or more of the following: (i)
        If the maturity of the Obligation has not already been accelerated under Section 7.1(a), declare the entire unpaid balance of the Obligation, or any part thereof, immediately due and payable, whereupon it shall be due and payable (and notice of such declaration shall promptly be given thereafter by the Arranger to the Borrower);
        (ii) terminate commitments to make Loans hereunder; (iii) reduce any claim to judgment; (iv) exercise (or request each Lender to exercise) the Rights of offset or banker's Lien against the interest of the Borrower in and to every account and other property of the Borrower which are in the possession of any Lender to the extent of the full amount of the Obligation; and (v) exercise any and all other legal or equitable Rights afforded by the Loan Papers, the Laws of the State of New York or any other jurisdiction as the Arranger shall deem appropriate, or otherwise, including, but not limited to, the Right to bring suit or other proceedings before any Tribunal either for specific performance of any covenant or condition contained in any of the Loan Papers or in aid of the exercise of any Right granted to the Lenders in any of the Loan Papers.

        7.2     Waivers.
                --------

        The Borrower hereby waives presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agrees that its liability with respect to the Obligation, or any part thereof, shall not be affected by any renewal or extension in the time of payment of the Obligation, by any indulgence, or by any release or change in any security for the payment of the Obligation.

        7.3     Performance by Arranger.
                ------------------------

        If any covenant, duty, or agreement of any Company is not performed in accordance with the terms of the Loan Papers, the Arranger may, at its option (but subject to the approval of the Majority Lenders), perform or attempt to perform such covenant, duty, or agreement on behalf of such Company. In such event, any amount expended by the Arranger in such performance or attempted performance shall be reasonable, payable by the Borrower to the Arranger on demand, shall become part of the Obligation, and shall bear interest at the applicable Default Rate from the date of such expenditure by the Arranger until paid. Notwithstanding the foregoing, it is expressly understood that the Arranger does not assume and shall never have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of any Company.

        7.4     Delegation of Duties and Rights.
                --------------------------------

        The Administrative Agent, the Arranger and the Lenders may perform any of their duties or exercise any of their Rights under the Loan Papers by or through the Administrative Agent and/or the Arranger and their, the Administrative Agent's and/or the Arranger's officers, directors, employees, attorneys, agents, or other representatives.

        7.5     Lenders Not in Control.
                -----------------------

        None of the covenants or other provisions contained in this Agreement or in any other Loan Paper shall, or shall be deemed to, give the Agents or the Lenders the Right to exercise control over the assets (including, without limitation, real property), affairs, or management of any Company, the power of the Agents and the Lenders being limited to the Right to exercise the remedies provided in this Section 7.

        7.6     Waivers by Lenders.
                -------------------

        The acceptance by the Agents or the Lenders at any time and from time to time of partial payment on the Obligation shall not be deemed to be a waiver of any Event of Default then existing. No waiver by the Agents, the Majority Lenders, or all of the Lenders of any Event of Default shall be deemed to be a waiver of any other then-existing or subsequent Event of Default. No delay or omission by the Agents, the Majority Lenders, or all of the Lenders in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Papers or otherwise.

        7.7     Cumulative Rights.
                ------------------

        All Rights available to the Agents and the Lenders under the Loan Papers are cumulative of and in addition to all other Rights granted to the Agents and the Lenders at law or in equity, whether or not the Obligation is due and payable and whether or not the Agents or the Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Papers.

        7.8     Application of Proceeds.
                ------------------------

        Any and all proceeds ever received by the Agents or the Lenders from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligations in the order and manner set forth in Section 2.17.

        7.9     Certain Proceedings.
                --------------------

        The Borrower will promptly execute and deliver or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers the Agents or the Lenders may reasonably request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, or authorization of any other Tribunal or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Papers. Because the Borrower agrees that the Agents' and the Lenders' remedies at Law for failure of the Borrower to comply with the provisions of this paragraph would be inadequate and that such failure would not be adequately compensable in damages, the Borrower agrees that the covenants of this paragraph may be specifically enforced.

        7.10    Setoff.
                -------

        If an Event of Default shall have occurred and is continuing, each Lender is hereby authorized at any time and from time to time, without prior notice to the Borrower (any such notice being hereby expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any portion of the Obligation owing to such Lender, irrespective of whether or not all of the Obligation, or any part thereof, shall be then due. Each Lender agrees promptly to notify the Borrower (with a copy to the Administrative Agent) after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of each Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

                                   SECTION 8
                                   ---------

                            AGREEMENT AMONG LENDERS.
                            ------------------------

        8.1     Agents.
                -------

                (a) SunTrust Capital Markets, Inc. is hereby appointed as Administrative Agent hereunder. Goldman Sachs Credit Partners, L.P. is hereby appointed as Sole Lead Arranger and Sole Bookrunner hereunder. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent and the Arranger to act on its behalf and to exercise such powers under this Agreement as are specifically delegated to or required of the Administrative Agent and/or the Arranger by the terms hereto, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or the Notes (including, without limitation, enforcement or collection of the Notes), the Administrative Agent and the Arranger shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, neither the Administrative Agent nor the Arranger shall be required to take any action which exposes it to personal liability or which is contrary to this Agreement or applicable Law.

                (b) Each of the Administrative Agent and the Arranger may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed as the Administrative Agent or Arranger, as applicable, under this Agreement and the Notes at any time with cause by all Lenders other than the Administrative Agent or Arranger, as applicable (the "Removing Lenders"). Upon any such resignation or removal, the Majority Lenders shall have the right, with the consent of the Borrower, not to be unreasonably withheld, to appoint a successor Administrative Agent or Arranger, as applicable, from among the Lenders (other than the resigning Administrative Agent or Arranger, as applicable). If no successor Administrative Agent or Arranger, as applicable, shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 calendar days after the retiring Administrative Agent's or Arranger's giving notice of resignation or the Removing Lenders' removal of the retiring Administrative Agent or Arranger, as applicable, then the retiring Administrative Agent or Arranger, as applicable, may, on behalf of the Lenders, with the consent of the Borrower, not to be unreasonably withheld, appoint a successor Administrative Agent or Arranger, as applicable, which shall be a commercial bank organized under the Laws of or authorized to do business in the United States of America or any state thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as the Administrative Agent or Arranger, as applicable, hereunder and under the Notes by a successor Administrative Agent or Arranger, as applicable, such successor Administrative Agent or Arranger, as applicable, shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent or Arranger, as applicable, and the retiring Administrative Agent or Arranger, as applicable, shall be discharged from its duties and obligations under this Agreement and the Notes. After any retiring Administrative Agent's or Arranger's, as applicable, resignation or removal as the Administrative Agent or Arranger, as applicable, hereunder and under the Notes, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Arranger, as applicable, under this Agreement and the Notes.

                (c) BankOne and Wachovia Bank, National Association, are hereby appointed to act as Co-Documentation Agents hereunder. The Co-Documentation Agents shall not have any Right, obligation, liability, responsibility or duty under this Agreement in such capacity.

                (d) If Administrative Agent or Arranger, as applicable, fails to take any action under any Loan Paper after an Event of Default and within a reasonable time after being reasonably requested to do so by any Lender (when such Lender is entitled to make such request under the Loan Papers and after such requesting Lender has obtained the concurrence of such other Lenders as may be required hereunder), the Administrative Agent or Arranger, as applicable, shall not suffer or incur any liability as a result of such failure or refusal, but such requesting Lender may request the Administrative Agent or Arranger, as applicable, to resign as the Administrative Agent or Arranger, as applicable, whereupon the Administrative Agent or Arranger, as applicable, shall so resign upon receiving such request.

                (e) Each of the Administrative Agent and the Arranger, in its capacity as a Lender, shall have the same Rights under the Loan Papers as any other Lender and may exercise the same as though it were not acting as the Administrative Agent or the Arranger, as applicable; the term "Lender" shall, unless the context otherwise indicates, include the Administrative Agent and the Arranger; and any resignation by the Administrative Agent or the Arranger hereunder shall not impair or otherwise affect any Rights which it has or may have in its capacity as an individual Lender.

                (f) Subject in all respects to the terms and conditions of the Loan Papers, the Agents may be engaged in, or may hereafter engage in, one or more loan, letter of credit, leasing, or other financing transactions (collectively, the "other financings") not the subject of the Loan Papers, with one or more of the Companies, or may act as trustee on behalf of, or depositary for, or otherwise engage in other business transactions with one or more of the Companies, in each case with no responsibility to account therefor to the Lenders. Without limiting Rights to which the Lenders are specifically entitled under the Loan Papers, no other Lenders shall have, by virtue of their being parties hereto, any interest in (i) any such other financings, (ii) any present or future guaranties by or for the account of any Company which are not contemplated or included in the Loan Papers, (iii) any present or future offset exercised by such Agent in respect of such other financings, or (iv) any present or future property taken as security for any such other financings, even if such property may become security for the obligations of any Company arising under the Loan Papers by reason of a general description of indebtedness related to any such other financings; provided that, if any payments in respect of such guaranties or such property or the proceeds thereof shall be applied to reduce the Obligation, then each Lender shall be entitled to share in such application according to its pro rata part thereof.

        8.2     Expenses.
                ---------

        Each Lender shall pay its pro rata part of any reasonable expenses (including, without limitation, court costs, reasonable attorneys' fees, and other costs of collection) incurred by the Administrative Agent and/or the Arranger in connection with any of the Loan Papers if the Administrative Agent or Arranger, as applicable, does not receive reimbursement therefor from other sources within 60 days after incurred; provided that each Lender shall be entitled to receive its pro rata part of any reimbursement for such expenses, or part thereof, which the Administrative Agent and/or the Arranger subsequently receives from such other sources.

        8.3     Proportionate Absorption of Losses.
                -----------------------------------

        Except as herein provided, nothing in the Loan Papers shall be deemed to give any Lender any advantage over any other Lender insofar as the portion of the Obligation arising under the Loan Papers is concerned, or to relieve any Lender from absorbing its pro rata part of any losses sustained with respect to the Obligation (except to the extent unilateral actions or inactions by any Lender result in any credit, allowance, setoff, defense, or counterclaim solely with respect to all or any part of such Lender's pro rata part of the Obligation).

        8.4     Delegation of Duties; Reliance.
                -------------------------------

        Each of the Administrative Agent and the Arranger may exercise any of its duties under the Loan Papers by or through its officers, directors, employees, attorneys, or agents (collectively, "Representatives"), and the Administrative Agent, the Arranger and their respective Representatives shall
(a) be entitled to rely upon (and shall be protected in relying upon) any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telecopy, telegram or teletype message, statement, order, or other documents or conversation believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by the Administrative Agent or the Arranger, as applicable, (b) be entitled to deem and treat each Lender as the owner and holder of its pro rata part of the Obligation for all purposes until, subject to
Section 9.20, written notice of the assignment or transfer thereof shall have been given to and received by the Arranger (and, any request, authorization, consent, or approval of any Lender shall be conclusive and binding on each subsequent holder, assignee, or transferee of such Lender's pro rata part of the Obligation or Participant therein), and (c) not be deemed to have notice of the occurrence of an Event of Default unless an officer of the Administrative Agent or the Arranger, as applicable has actual knowledge thereof or the Administrative Agent or the Arranger, as applicable has been notified thereof by a Lender or the Borrower.

        8.5     Limitation of Liability.
                ------------------------

                (a) Neither the Administrative Agent, the Arranger nor any of their respective Representatives (as defined in Section 8.4) shall be liable for any action taken or omitted to be taken by it or them under the Loan Papers in good faith and believed by it or them to be within the discretion or power conferred upon it or them by the Loan Papers or be responsible for the consequences of any error of judgment, except for fraud, gross negligence, or willful misconduct (IT BEING
        THE EXPRESS INTENTION OF THE PARTIES THAT THE ADMINISTRATIVE AGENT,
        THE ARRANGER AND THEIR RESPECTIVE REPRESENTATIVES SHALL HAVE NO LIABILITY FOR ACTIONS AND OMISSIONS RESULTING FROM THEIR ORDINARY CONTRIBUTORY NEGLIGENCE), and neither the Administrative Agent, the Arranger nor any of their respective Representatives has a fiduciary relationship with any Lender by virtue of the Loan Papers (provided that nothing herein shall negate the obligation of Administrative
        Agent or Arranger to account for funds received by it for the account of any Lender).

                (b) Unless indemnified to its satisfaction against loss, cost, liability, and expense, neither the Administrative Agent nor the Arranger shall be compelled to do any act under the Loan Papers or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Papers. If the Administrative Agent or the Arranger requests instructions from the Lenders or from the Majority Lenders, as the case may be, with respect to any act or action (including, but not limited to, any failure to act) in connection with any Loan Paper, the Administrative Agent or the Arranger, as applicable, shall be entitled (but shall not be required) to refrain (without incurring any liability to any Person by so refraining) from such act or action unless and until it has received such instructions. In no event, however, shall the Administrative Agent or the Arranger or any of their respective Representatives be required to take any action which it or they reasonably determine could incur for it or them criminal or onerous civil liability.

                (c) Neither the Administrative Agent nor the Arranger shall be responsible in any manner to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon the Administrative Agent or the Arranger in respect of, (i) the creditworthiness of the Borrower and the risks involved to such Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Paper, (iii) any representation, warranty, document, certificate, report, or statement made therein or furnished thereunder or in connection therewith, or (iv) observation of or compliance with any of the terms, covenants, or conditions of any Loan Paper on the part of any Company. Each Lender also acknowledges and agrees that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender agrees to indemnify the Administrative Agent, the Arranger and their respective Representatives and hold them harmless from and against (but limited to such Lender's pro rata part of) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses, and reasonable disbursements of any kind or nature whatsoever which may be imposed on, asserted against, or incurred by any of them in any way relating to or arising out of the Loan Papers or any action taken or omitted by them under the Loan Papers, except to the extent the same result solely from fraud, gross negligence, or willful misconduct by the Administrative Agent, the Arranger or their respective Representatives (it being the express intention of the parties that the Administrative Agent, the Arranger and their respective Representatives shall have no liability for actions and omissions resulting from their ordinary contributory negligence).

        8.6     Default.
                --------

        Upon the occurrence and continuance of an Event of Default, the Lenders agree to promptly confer in order that the Majority Lenders (or, if required by Section 9.15, all Lenders) may agree upon a course of action for the enforcement of the Rights of the Lenders; provided that the Arranger shall be entitled (but not obligated) to proceed to take any actions necessary in its reasonable judgment to preserve the Rights of the Arranger and the Lenders hereunder, pending agreement by the Majority Lenders (or, if required by Section 9.15, all Lenders) on the course of action to be taken.

        8.7     Limitation of Liability of Lenders.
                -----------------------------------

        No Lender or any Participant shall incur any liability to any other Lender or Participant except for acts or omissions in bad faith, and no Lender or any Participant shall incur any liability to any Company or any other Person for any act or omission of any other Lender or any Participant.

        8.8     Relationship of Lenders.
                ------------------------

        Nothing herein shall be construed as creating a partnership or joint venture among the Agents, the Agents and the Lenders, or the Lenders.

        8.9     Foreign Lenders.
                ----------------

        Each Lender that is organized under the Laws of any jurisdiction other than the United States of America or any State thereof (a) represents to the Administrative Agent, the Arranger and the Borrower that (i) under applicable Laws and treaties no Taxes will be required to be withheld by the Administrative Agent, the Arranger or the Borrower with respect to any payments to be made to such Lender in respect of the Obligation and (ii) it has furnished to the Administrative Agent and the Borrower two duly completed copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Lender claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (b) covenants to (i) provide the Administrative Agent and the Borrower a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form in accordance with applicable U.S. Laws and amendments thereto duly executed and completed by such Lender and (ii) comply from time to time with all applicable U.S. Laws with regard to such withholding tax exemption.

        8.10    Benefits of Agreement.
                ----------------------

        Except for requiring the Borrower's consent under Section 8.1(b) and the representations and covenants in Section 8.9 in favor of the Borrower, none of the provisions of this Section 8 shall inure to the benefit of any Company or any Person other than the Agents, the Lenders, and the Participants; consequently, neither any Company nor any other Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of any Agent or any Lender to comply with such provisions.

                                   SECTION 9
                                   ---------

                                 MISCELLANEOUS.
                                 --------------

        9.1     Changes in GAAP.
                ----------------

        All accounting and financial terms used in any of the Loan Papers and the compliance with each covenant contained in the Loan Papers which relates to financial matters shall be determined in accordance with GAAP, except to the extent that a deviation therefrom is expressly stated in such Loan Papers. Should a change in GAAP require a change in any method of accounting or should any voluntary change in the accounting methods be permitted pursuant to Section 5.20, then such change shall not result in an Event of Default if, at the time of such change, such Event of Default had not occurred and was not then continuing, based upon the former methods of accounting used by or on behalf of the Borrower; provided that, after any such change in accounting methods, the Financial Statements required to be delivered shall either be (a) supplemented with financial information prepared in comparative form, in compliance with the former methods of accounting used prior to such change, as well as with the new method or methods of accounting and, for the purpose of determining whether an Event of Default has occurred, Lenders shall look solely to that portion of such supplemental information that complies with the former methods of accounting, or
(b) supplemented with financial information prepared in compliance with such new method or methods of accounting but accompanied by such information, in form and detail satisfactory to Lenders, that will allow Lenders to readily determine the effect of such changes in accounting methods on such Financial Statements, and, for the purpose of determining whether an Event of Default has occurred, Lenders shall look solely to such supplemental information as adjusted to reflect compliance with such former method or methods of accounting.

        9.2     Money and Interest.
                -------------------

        Unless stipulated otherwise (a) all references in any of the Loan Papers to "dollars," "money," "payments," or other similar financial or monetary terms are references to currency of the United States of America and (b) all references to interest are to simple and not compound interest.

        9.3     Number and Gender of Words.
                ---------------------------

        Whenever in any Loan Paper the singular number is used, the same shall include the plural where appropriate, and vice versa; and words of any gender in any Loan Paper shall include each other gender where appropriate. The words "herein," "hereof," and "hereunder," and other words of similar import refer to the relevant Loan Paper as a whole and not to any particular part or subdivision thereof.

        9.4     Headings.
                ---------

        The headings, captions, and arrangements used in any of the Loan Papers are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Papers, nor affect the meaning thereof.

        9.5     Exhibits.
                ---------

        If any Exhibit, which is to be executed and delivered, contains blanks, the same shall be completed correctly and in accordance with the terms and provisions contained and as contemplated herein prior to, at the time of, or after the execution and delivery thereof.

        9.6     Communications.
                ---------------

        Unless specifically otherwise provided, whenever any Loan Paper requires or permits any consent, approval, notice, request, or demand from one party to another, such communication must be in writing (which may be by telecopy) to be effective and shall be deemed to have been given on the day actually delivered or, if mailed, on the Business Day it is received by the party to be notified at the address indicated on Schedule 1 (unless changed by notice pursuant hereto).

        9.7     Form and Number of Documents.
                -----------------------------

        Each agreement, document, instrument, or other writing to be furnished under any provision of this Agreement must be in form and substance and in such number of counterparts as may be reasonably required by the Arranger and its counsel.

        9.8     Exceptions to Covenants.
                ------------------------

        The Borrower shall not take any action or fail to take any action which is permitted as an exception to any of the covenants contained in any of the Loan Papers if such action or omission would result in the breach of any other covenant contained in any of the Loan Papers.

        9.9     Survival.
                ---------

        All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Papers (a) shall survive all closings under the Loan Papers, (b) except as otherwise indicated, shall not be affected by any investigation made by any party, and (c) unless otherwise provided herein shall terminate upon the later of the termination of this Agreement and the payment in full of the Obligation.

        9.10    Governing Law.
                --------------

        The Laws (other than conflict-of-laws provisions thereof) of the State of New York and of the United States of America shall govern the Rights and duties of the parties hereto and the validity, construction, enforcement, and interpretation of the Loan Papers.

        9.11    VENUE; SERVICE OF PROCESS; JURY TRIAL.
                --------------------------------------

        EACH PARTY HERETO, IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY (a) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF NEW YORK AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS AND THE OBLIGATION BY SERVICE OF PROCESS AS PROVIDED BY NEW YORK LAW, (b) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS AND THE OBLIGATION BROUGHT IN THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, (c) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (d) AGREES TO DESIGNATE AND MAINTAIN AN AGENT FOR SERVICE OF PROCESS IN THE CITY OF NEW YORK, IN CONNECTION WITH ANY SUCH LITIGATION AND TO DELIVER TO THE AGENT EVIDENCE THEREOF, IF REQUESTED, (e) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, AT ITS ADDRESS SET FORTH HEREIN, (f) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY HERETO ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS ON THE OBLIGATION SHALL BE BROUGHT IN ONE OF THE AFOREMENTIONED COURTS, AND (g) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RIGHT TO A JURY TRIAL IN ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS AND THE OBLIGATION.

        9.12    Maximum Interest Rate.
                ----------------------

        Regardless of any provision contained in any of the Loan Papers, no Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on the Obligation, or any part thereof, any amount in excess of the Highest Lawful Rate, and, in the event the Lenders ever contract for, charge, take, reserve, receive, or apply as interest any such excess, it shall be deemed a partial prepayment without penalty of principal and treated hereunder as such and any remaining excess shall be refunded to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Borrower and the Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Borrowings as but a single extension of credit (and the Lenders and the Borrower agree that such is the case and that provision herein for multiple Borrowings and multiple Notes is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) "spread" the total amount of interest throughout the entire contemplated term of the Obligation; provided that, if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, the Lenders shall refund such excess, and, in such event, the Lenders shall not be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Highest Lawful Rate.

        9.13    Invalid Provisions.
                -------------------

        If any provision in any Loan Paper is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; the appropriate Loan Paper shall be construed and enforced as if such provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by such provision or by its severance therefrom. Furthermore, in lieu of such provision there shall be added automatically as a part of such Loan Paper a provision as similar thereto as may be possible and be legal, valid, and enforceable.

        9.14    Entire Agreement.
                -----------------

        THIS AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN PAPERS EXECUTED BY THE BORROWER, THE AGENTS, AND THE LENDERS (OR BY THE BORROWER FOR THE BENEFIT OF THE AGENTS OR ANY LENDER) REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        9.15    Amendments, Etc.
                ----------------

        No amendment or waiver of any provision of any Loan Paper nor consent to any departure therefrom by the Borrower shall be effective unless the same shall be in writing and signed by the Majority Lenders, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver, or consent shall, unless in writing and signed by all Lenders, do any of the following: (a) increase the Commitment, or extend the Commitment Period or the due date for payment of any of the Obligation, (b) reduce the principal amount of Loans due hereunder or any interest rate or the amount of fees applicable to the Obligation (except such reductions as are contemplated by this Agreement),
(c) amend or waive compliance with this Section 9.15 or (d) amend the definition of Majority Lenders; provided that no amendment, waiver, or consent shall, unless in writing and signed by the Administrative Agent or the Arranger, as applicable, in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent or the Arranger, as applicable, under this or any other Loan Paper.

        9.16    Waivers.
                --------

        No course of dealing nor any failure or delay by the Administrative Agent, the Arranger, any Lender, or any of their respective officers, directors, employees, agents, representatives, or attorneys with respect to exercising any Right of the Lenders hereunder shall operate as a waiver thereof. A waiver must be in writing and signed by the Lenders (or the Majority Lenders to the extent permitted hereunder) to be effective, and such waiver will be effective only in the specific instance and for the specific purpose for which it is given.

        9.17    Taxes.
                ------

        Any Taxes (excluding income, gross receipts and franchise taxes) payable or ruled payable by any Tribunal in respect of this Agreement or any other Loan Paper shall be paid by the Borrower, together with interest and penalties, if any.

        9.18    Governmental Regulation.
                ------------------------

        Anything contained in this Agreement to the contrary notwithstanding, the Lenders shall not be obligated to extend credit to the Borrower in violation of any Law.

        9.19    Multiple Counterparts.
                ----------------------

        This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one Agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each Lender execute the same counterpart so long as identical counterparts are executed by the Borrower and each Lender. This Agreement shall become effective when counterparts hereof shall have been executed and delivered to the Arranger by each Lender, the Agents, and the Borrower, or, in the case only of the Lenders, when the Arranger shall have received telecopied or other evidence satisfactory to it that each Lender has executed and is delivering to the Arranger a counterpart hereof.

        9.20    Successors and Assigns; Participations; Assignments.
                ----------------------------------------------------

                (a) This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) the Borrower may not, directly or indirectly, assign or transfer, or attempt to assign or transfer, any of its Rights, duties, or obligations under any Loan Papers to which it is a party without the express written consent of all Lenders, and (ii) except as permitted under this Section 9.20, no Lender may transfer, pledge, assign, sell participations in, or otherwise encumber its portion of the Obligation.

                (b) Subject to the provisions of this Section 9.20, any Lender may sell to one or more Persons (each a "Participant") participating interests (in each case not less than $5,000,000) in its portion of the Obligation; provided that the Arranger and the Borrower shall have the right to approve any Participant which is not a financial institution. In the event of any such sale to a Participant,
        (i) such Lender shall remain a "Lender" under this Agreement and the Participant shall not constitute a "Lender" hereunder, (ii) such Lender's obligations under this Agreement shall remain unchanged,
        (iii) such Lender shall remain solely responsible for the performance thereof, (iv) such Lender shall remain the holder of its share of the Obligation for all purposes under this Agreement, and (v) the Borrower, the Administrative Agent and the Arranger shall continue to deal solely and directly with such Lender in connection with such Lender's Rights and obligations under the Loan Papers. Participants shall have no Rights under the Loan Papers, other than certain voting rights as provided below. Each Lender shall be entitled to obtain (on behalf of its Participants) the benefits of Section 2 with respect to all participations in its Loans outstanding from time to time. No Lender shall sell any participating interest under which the Participant shall have any Rights to approve any amendment, modification, or waiver of any Loan Paper, except to the extent such amendment, modification, or waiver extends the due date for payment of any amount in respect of principal, interest, or fees due under the Loan Papers, or reduces the interest rate or the amount of principal or fees applicable to the Obligation (except such reductions as are contemplated by this Agreement); provided that in those cases where a Participant is entitled to the benefits of Section 2 or a Lender grants Rights to its Participants to approve amendments to or waivers of the Loan Papers respecting the matters previously described in this sentence, such Lender must include a voting mechanism in the relevant participation agreement whereby a majority of such Lender's portion of the Obligation (whether held by such Lender or participated) shall control the vote for all of such Lender's portion of the Obligation. Except in the case of the sale of a participating interest to a Lender, the relevant participation agreement shall not permit the Participant to transfer, pledge, assign, sell participations in, or otherwise encumber its portion of the Obligation.

                (c) Subject to the provisions of this Section 9.20, any Lender may sell to one or more Eligible Assignees (each a "Purchaser") a proportionate part (in each case except for any such sale to another Lender or an Affiliate of any Lender, not less than $5,000,000 unless otherwise agreed by both the Arranger and the Borrower) of its Rights and obligations under the Loan Papers pursuant to an Assignment and Acceptance (herein so called) between such Purchaser and such Lender in the form of Exhibit E hereto. Upon delivery of an executed copy of the Assignment and Acceptance to the Borrower and the Arranger, from and after the assignment's effective date (which shall be after the date of such delivery), such Purchaser shall for all purposes be a Lender hereunder and shall have all the Rights and obligations of a Lender hereunder to the same extent as if it were an original party hereto with commitments as set forth in the Assignment and Acceptance, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, but shall retain such rights to expense reimbursement and indemnification to which it was entitled at the effective date. Upon any transfer pursuant to this Section 9.20(c), Schedule 1 shall automatically be deemed to reflect the name, address, and Commitment of such Purchaser and the Arranger shall deliver to the Borrower and the Lenders an amended Schedule 1 reflecting such changes. A Purchaser shall be subject to all the provisions in this Section 9.20 the same as if it were a Lender as of the date hereof.

                (d) If pursuant to Section 9.20(c) any interest in the Obligation is transferred to any Purchaser which is organized under the Laws of any jurisdiction other than the United States of America or any State thereof, the transferor Lender shall cause such Purchaser, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Administrative Agent, and the Borrower) that under applicable Laws and treaties no Taxes will be required to be withheld by the Administrative Agent, the Borrower, or the transferor Lender with respect to any payments to be made to such Purchaser in respect of the Obligation, (ii) to furnish to each of the transferor Lender, the Administrative Agent, and the Borrower two duly completed copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Purchaser claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (iii) to agree (for the benefit of the transferor Lender, the Administrative Agent, and the Borrower) to provide the transferor Lender, the Administrative Agent, and the Borrower a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form in accordance with applicable U.S. Laws and amendments thereto duly executed and completed by such Purchaser, and to comply from time to time with all applicable U.S. Laws with regard to such withholding tax exemption.

                (e) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings by such Lender from such Federal Reserve Bank.

        9.21    Confidentiality.
                ----------------

        All nonpublic information furnished by the Companies to the Agents or the Lenders in connection with the Loan Papers and the transactions contemplated thereby will be treated as confidential, but nothing herein contained shall limit or impair any Agent's or any Lender's right, and each Agent and the Lenders shall be entitled, (a) to disclose the same to any Tribunal or as otherwise required by Law or to any prospective or actual Participant or Purchaser or to the respective affiliates, directors, officers, employees, attorneys, and agents of any prospective or actual Participant or Purchaser (provided that such prospective or actual Participant or Purchaser has agreed in writing to comply with this Section 9.21 and provided further that the Borrower has given its prior written consent to such distribution), (b) to use such information to the extent pertinent to an evaluation of the Obligation, (c) to enforce compliance with the terms and conditions of the Loan Papers, and (d) to take any action which such Agent or any Lender deems necessary to protect its interests if an Event of Default has occurred and is continuing.

        9.22    Conflicts and Ambiguities.
                --------------------------

        Any conflict or ambiguity between the terms and provisions herein and terms and provisions in any other Loan Paper shall be controlled by the terms and provisions herein.

        9.23    General Indemnification.
                ------------------------

        THE BORROWER SHALL INDEMNIFY, PROTECT, AND HOLD THE AGENTS AND THE LENDERS AND THEIR RESPECTIVE PARENTS, SUBSIDIARIES, AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, SUCCESSORS, ASSIGNS, AND ATTORNEYS (COLLECTIVELY, THE "INDEMNIFIED PARTIES") HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND LEGAL EXPENSES WHETHER OR NOT SUIT IS BROUGHT AND SETTLEMENT COSTS), AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE INDEMNIFIED PARTIES, IN ANY WAY RELATING TO OR ARISING OUT OF THE LOAN PAPERS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN (COLLECTIVELY, THE "INDEMNIFIED LIABILITIES"), TO THE EXTENT THAT ANY OF THE INDEMNIFIED LIABILITIES RESULTS, DIRECTLY OR INDIRECTLY, FROM ANY CLAIM MADE OR ACTION, SUIT, OR PROCEEDING COMMENCED BY OR ON BEHALF OF ANY PERSON OTHER THAN THE INDEMNIFIED PARTIES; PROVIDED, HOWEVER, THAT ALTHOUGH EACH INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO BE INDEMNIFIED FROM ITS OWN ORDINARY NEGLIGENCE, NO INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO BE INDEMNIFIED HEREUNDER FOR ANY INDEMNIFIED LIABILITY FOUND BY A FINAL, NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM ITS OWN FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT. THE PROVISIONS OF AND UNDERTAKINGS AND INDEMNIFICATION SET FORTH IN THIS PARAGRAPH SHALL SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND TERMINATION OF THIS AGREEMENT FOR THE PERIOD OF TIME SET FORTH IN ANY APPLICABLE STATUTE OF LIMITATIONS.

        9.24    Investment Representation.
                --------------------------

        The Notes are being acquired by the Lenders for their own respective account for investment and not with the view to, or for sale in connection with, any distribution thereof. The Lenders understand that the Notes will not be registered under the Securities Act of 1933 or any securities act of any state pursuant to an exemption from the registration provisions thereof. Each Lender shall indemnify the Borrower against and hold it harmless from any claim, and any cost or expense therefrom, that the Borrower shall have committed a violation of applicable Law by virtue of the exercise by such Lender of its right to sell participations or make assignments hereunder.


        [Remainder of page left intentionally blank. Signature pages follow.]



EXECUTED as of the day and year first mentioned.

                             CENTURYTEL, INC.


                             By:   /s/ R. Stewart Ewing, Jr.
                                   --------------------------------------
                             Name: R. Stewart Ewing, Jr.
                                   --------------------------------------
                             Title:Executive Vice President and CFO
                                   --------------------------------------



                             SUNTRUST CAPITAL MARKETS, INC.
                             as Administrative Agent


                             By:   /s/ Stephen A. McKenna
                                   --------------------------------------
                             Name: Stephen A. McKenna
                                   --------------------------------------
                             Title:Managing Director and Senior Risk Officer
                                   --------------------------------------



                             GOLDMAN SACHS CREDIT PARTNERS, L.P.
                             as Sole Lead Arranger, Sole Bookrunner and a Lender


                             By:   /s/ Albert Dombrowski
                                   --------------------------------------
                             Name: Albert Dombrowski
                                   --------------------------------------
                             Title:Vice President
                                   --------------------------------------




                             WACHOVIA BANK, NATIONAL ASSOCIATION
                             as Co-Documentation Agent and a Lender


                             By:   /s/ Stephen G. Locke
                                   --------------------------------------
                             Name: Stephen G. Locke
                                   --------------------------------------
                             Title:Vice President
                                   --------------------------------------



                             BANK ONE, NA,
                             as Co-Documentation Agent and a Lender


                             By:   /s/ Curtis R. Worthington
                                   --------------------------------------
                             Name: Curtis R. Worthington
                                   --------------------------------------
                             Title:Associate Director
                                   --------------------------------------




                             SunTrust Bank
                             as a Lender


                             By:   /s/ Stephen A. McKenna
                                   --------------------------------------
                             Name: Stephen A. McKenna
                                   --------------------------------------
                             Title:Managing Director and Senior Risk Officer
                                   --------------------------------------